UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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PSQ Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY DATED JUNE 1, 2026, SUBJECT TO COMPLETION

PSQ Holdings, Inc.

515 W Aspen Street Suite 200C

Bozeman, Montana 59715

(754) 264-8701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2026

To the Stockholders of PSQ Holdings, Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of PSQ Holdings, Inc. (the “Company”) will be held exclusively online via the Internet on Thursday, July 9, 2026, at 11:00 a.m. Eastern Time. The purposes of the meeting are:

1.	To elect three Class III directors (Proposal 1);

2.	To ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);

3.
To approve an amendment to our restated certificate of incorporation to effect a reverse stock split of our outstanding Class A common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-15, subject to and as determined by our Board of Directors (Proposal 3);

4.	To approve the Amended and Restated 2023 Stock Incentive Plan (Proposal 4); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors (the “Board”) has fixed the close of business on June 8, 2026 as the record date (the “record date”) for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were [●] shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), issued and outstanding. As previously disclosed, effective February 27, 2026, all outstanding shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C common stock”), converted into 2,213,678 shares of Class A common stock.

The accompanying proxy statement for the Annual Meeting (the “proxy statement”) contains important information about the Annual Meeting and each of the proposals. Whether or not you plan to attend the Annual Meeting, the Company urges you to read this material carefully and vote your shares.

The proxy statement for the Annual Meeting is dated June 11, 2026 and is being distributed or made available to stockholders on or about that date.

The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/PSQH2026. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSQH2026 and entering the 16-digit control number received with your proxy card. We recommend that you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the proxy statement and the proxy card.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 9, 2026: The Company’s Notice of Annual Meeting of Stockholders, proxy statement, form of proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.virtualshareholdermeeting.com/PSQH2026.

By order of the Board of Directors,
/s/ Dusty Wunderlich
Bozeman, Montana	Dusty Wunderlich
Date: June 11, 2026	Chief Executive Officer

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PSQ HOLDINGS, INC.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on July 9, 2026

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PSQ HOLDINGS, INC.

515 W Aspen Street Suite 200C

Bozeman, Montana 59715

(754) 264-8701

PROXY STATEMENT FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

2026 Annual Meeting of Stockholders

This proxy statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of PSQ Holdings, Inc. (“we,” “us,” the “Company” or “PSQ”), which will be held on Thursday, July 9, 2026, at 11:00 a.m. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/PSQH2026. You will need to enter the 16-digit control number received with your proxy card to enter the Annual Meeting via the online web portal.

By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically and submit your questions to management during the Annual Meeting.

Our Notice of Annual Meeting of Stockholders, this proxy statement, our form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) are available to stockholders at www.virtualshareholdermeeting.com/PSQH2026. The proxy statement for the Annual Meeting (the “proxy statement”) contains important information about the Annual Meeting and each of the proposals. Whether or not you plan to attend the Annual Meeting, the Company urges you to read this material carefully and vote your shares.

This proxy statement for the Annual Meeting is dated June 11, 2026 and is being distributed or made available to stockholders on or about that date.

Proposals to be Voted on at the Annual Meeting

The following matters are scheduled to be voted on at the Annual Meeting:

●	Proposal 1: To elect three Class III directors nominated by our Board and named in this proxy statement to serve until our 2029 annual meeting of stockholders;

●	Proposal 2: To ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2026;

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Proposal 3: To approve an amendment to our restated certificate of incorporation to allow a reverse stock split of our outstanding Class A common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-15, subject to and as determined by our Board of Directors; and

●	Proposal 4: To approve the Amended and Restated 2023 Stock Incentive Plan.

Our “named executive officers” in this proxy statement, as determined under applicable SEC rules for smaller reporting companies like the Company, are:

●	Michael Hebert, Former Senior Vice President of People(1);

●	Randy Carlson, Chief Technology Officer; and

●	Michael Seifert, former President and Chief Executive Officer.

(1)  Mr. Hebert ceased to be an executive officer of the Company when he stepped down from his role as Chief Operating Officer and was appointed to the role of Senior Vice President of People, effective January 6, 2026. Mr. Herbert subsequently resigned as our Senior Vice President of People, effective May 31, 2026.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

Questions and Answers about the Annual Meeting

Please see “Questions and Answers about the Annual Meeting” beginning on page 49 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholders’ proposals and director nominees for the 2027 annual meeting of stockholders.

If you have any questions, require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations

PSQ Holdings, Inc.

515 W Aspen Street Suite 200C

Bozeman, Montana 59715

(754) 264-8701

investment@publicsq.com

EXPLANATORY NOTE

On July 19, 2023 (the “Closing Date”), we consummated the transactions contemplated by that Agreement and Plan of Merger, dated as of February 27, 2023 (the “Merger Agreement”), by and among PublicSq. Inc. (f/k/a PSQ Holdings, Inc.), a Delaware corporation (“Private PSQ”), Colombier Acquisition Corp., a Delaware corporation (“Colombier”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Colombier (“Merger Sub”), and Colombier Sponsor, LLC (the “Colombier Sponsor”), a Delaware limited liability company, in its capacity as purchaser representative, for the purposes set forth in the Merger Agreement, which, among other things, provided for the merger of Private PSQ into Merger Sub with Private PSQ surviving the merger as a wholly owned subsidiary of Colombier (the “Business Combination”). At the closing of the Business Combination (the “Closing”), Colombier changed its name to “PSQ Holdings, Inc.”

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board is currently composed of eight directors divided into three classes with staggered three-year terms as shown below.

Director Class	Directors in the Class	Annual Meeting at which Term of Office Expires
Class I	James Rinn; Willie Langston, Caitlin Long	2027
Class II	Blake Masters; Dusty Wunderlich	2028
Class III	Nick Ayers; Davis Pilot III; Donald J. Trump, Jr.	2026

There are no family relationships among any of our directors or executive officers.

Nominees for Election as Class III Directors at the Annual Meeting

This year’s nominees for election to the Board as Class III directors are James Celli, Davis Pilot III, and Donald J. Trump, Jr., each to serve until our 2029 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Pilot and Mr. Trump are currently members of our Board and Mr. Celli is a new nominee. Mr. Celli was initially identified as a possible director candidate to the nominating and corporate governance committee by Mr. Wunderlich. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected. Mr. Ayers will not stand for re-election, and the Board thanks him for his contributions and service to the Company.

Name	Age	Positions and Offices Held with Company	Director Since	Other Public Boards(1)
James Celli	45	N/A	N/A	0
Davis Pilot III	39	Director	2023	0
Donald J. Trump Jr.	48	Director	2024	2

(1)	Number of other boards of directors of public companies on which the director currently serves.

Below is additional information about the nominees as of the date of this proxy statement, including business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our nominating and corporate governance committee and our Board to determine that he or she should continue to serve as one of our directors.

James Celli, 45, is a fintech executive turned serial entrepreneur and angel investor with more than two decades of experience building and exiting high-growth companies across fintech, consumer finance, IT, and logistics. He currently serves as a Family Office Principal at Celli Holdings, LLC, and is an advisor to several technology-driven businesses, where he focuses on scaling innovative solutions in complex and regulated markets. Most recently, Mr. Celli was the Founder and CEO of LoanPaymentPro, a specialized payment processor and acquirer. Under his leadership, the company grew from inception to more than $6 billion in annual processed payment volume across a portfolio of 350+ merchant clients. The company was successfully acquired by Nuvei (NASDAQ: NVEI) in 2024. Over the course of his career, Mr. Celli has founded more than 13 companies, achieving four successful exits ranging from mid-seven to nine figures. His ventures have received multiple industry recognitions, including placement on the Inc. 500 list of America’s fastest-growing private companies for two consecutive years. Prior to LoanPaymentPro, he founded and scaled a SaaS-based marketing platform that he exited in 2014. Mr. Celli is widely recognized for his expertise in developing resilient, “cancel-proof” payments infrastructure and for building high-performance corporate cultures. He holds a Bachelor’s degree in Computer Engineering from the University of Illinois Chicago. Mr. Celli was selected to serve on our Board due to his experience as a successful founder and operator in the financial technology and consumer lending industries.

Davis Pilot III, 39, has been a member of our Board since July 2023. Mr. Pilot is a finance and operations leader with deep technical and entrepreneurial experience. Since October 2023, he has been involved in managing financial operations and investment strategy at his family office, directing capital allocation and business development with a focus on entrepreneurship and growth-stage opportunities. From 2017 to October 2023, Mr. Pilot served as the Director of Critical Facilities at Uniti Fiber, a provider of telecom infrastructure solutions, where he led strategy, operations, and capital projects for mission critical data centers and network facilities, focusing on reliability, scalability, and cost optimization. Mr. Pilot started at Uniti Fiber in 2013 as an Operations Strategic Analyst and transitioned to the roles of Critical Facilities Manager in 2015 and Critical Facilities Director in 2017. Mr. Pilot received a B.S. in Business Administration and Entrepreneurship and a Master of Business Administration from the University of Mobile. An active civic volunteer, he serves on several non-profit and community boards in his hometown of Mobile, Alabama. Mr. Pilot was selected to serve on our Board due to his experience growing businesses.

Donald J. Trump, Jr., 48, has served as a member of our Board since December 2024. Mr. Trump serves as an Executive Vice President of Development & Acquisitions at The Trump Organization, Inc. Mr. Trump has served as a director of Trump Media & Technology Group Corp. (Nasdaq: DJT), a media and technology company, since March 2024, and as a director of GrabAGun Digital Holdings Inc. (NYSE: PEW), an online retailer of firearms, ammunition and related accessories, since July 2025. Mr. Trump directs new project acquisition and development for The Trump Organization worldwide. Mr. Trump actively oversees The Trump Organization’s current and new property portfolio, which contains over 70 projects. Mr. Trump is involved in all aspects of real estate development, from deal evaluation, analysis and pre-development planning to construction, branding, marketing, operations, sales and leasing. Since November 2024, Mr. Trump has been a Partner at 1789 Capital, an investment firm that focuses on companies aligned with pro-American themes. Mr. Trump is an accomplished and sought-after speaker and has spoken extensively throughout the United States and has given keynote speeches internationally, notably in Dubai and India. Mr. Trump received his Bachelor’s Degree in Finance and Real Estate from the Wharton School of Finance at the University of Pennsylvania. Mr. Trump was selected to serve on our Board due to his passion for creating a “cancel-proof” economy, his years of strategic business experience, and his leadership within the shooting sports industry.

Required Vote and Recommendation of the Board for Proposal 1

The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote on the election at the Annual Meeting is required for the election of our directors. The three nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class III directors. You may vote FOR ALL, WITHHOLD ALL, or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instructions. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class III director will not be voted with respect to such director and will have no effect on the proposal, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR the election of

James Celli, Davis Pilot III, and Donald J. Trump, Jr. to the Board.

Continuing Directors Not Standing for Election at the Annual Meeting

Certain information about those directors whose terms do not expire at the Annual Meeting and who will otherwise continue to serve on the Board is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of the record date is provided in the following table.

Name	Age	Positions and Offices Held with Company	Director Since	Other Boards(1)
Dusty Wunderlich	45	Chief Executive Officer, Chairman of the Board	2024	1
Willie Langston	67	Director	2024	0
Blake Masters	39	Director	2023	1
James Rinn	57	Director	2023	0
Caitlin Long	56	Director	2025	1

(1)	Number of other boards of directors of public companies on which the director currently serves.

Class I Directors (Terms Expire in 2027)

James Rinn, 57, has been a member of the Company’s Board of Directors since its IPO in July 2023. Mr. Rinn served as Chief Financial Officer and Treasurer of the Company from June 2025 to April 2026. Previously, Mr. Rinn also served as Chief Financial Officer and Chief Operating Officer of Stallion Capital, a private credit fund, from September 2023 to May 2025, and as President of Highland Lakes Property Tax, a property tax protest firm, from January 2025 to December 2025. Prior to joining the Company in an executive capacity, Mr. Rinn served as Chief Financial Officer and consultant to Sedera, Inc./HealthAdmins, a medical healthshare administrator, beginning in February 2023 and ending in June 2025. Mr. Rinn is also the founder of Rinn Consulting, where he provided executive coaching and provided fractional CFO/COO services from January 2025 to May 2025. From 2015 to 2023, he served as Chief Financial Officer and Chief Operating Officer of Maxwell Locke & Ritter LLP, an accounting and wealth management firm. He previously held CFO and COO roles at Five Stone Tax Advisers LLC and SmithCo Investments (Family Office) / E3 Foundation, a private Christian foundation. Earlier in his career, Mr. Rinn served as Vice President of Finance at First American Flood Data Services, Inc., and as Internal Audit Director at National Instruments Corporation. Mr. Rinn began his career at PricewaterhouseCoopers LLP, where he spent six years as a financial auditor and consultant. Mr. Rinn holds a Bachelor of Business Administration from The University of Texas at Austin. Mr. Rinn was selected to serve as a member of our Board due his extensive experience in finance and accounting roles.

Willie Langston, 67, has been a member of our Board since December 2024 and has been our Audit Committee Chair since June 2025. Mr. Langston retired as a Partner with Corient, an asset management and advisory firm in Houston, TX, on December 31, 2024, a role he has held since May 2023. He was a Co-Founder and Executive Committee member of Corient’s legacy firm, Avalon Advisors, which he formed in April 2001, until its acquisition by Corient in May 2023. During Avalon’s 22 years of operation, he held various roles including Chief Executive Officer, Chairman, and ultimately Executive Vice Chairman. From 1996 to 2001, Mr. Langston helped to form and held various positions at Morgan Stanley’s Private Wealth Management Division in Texas. From 1985 to 1996, Mr. Langston held multiple roles with Goldman Sachs’ Private Wealth Management. Mr. Langston began his career at Coopers & Lybrand. Mr. Langston was the national finance chair for Ted Cruz’s presidential campaign and currently serves on the advisory board of TAMU Mays College of Business. He is the past Chairman of the Board of Glorieta Camps, Houston Christian High School, as well as the former Board Chair of the Second Baptist Church Deacon body. He has also served on several other notable foundation boards in the Texas area. Additionally, he is a 2020 Distinguished Alumnus of both Texas A&M University and his hometown high school in Palestine, TX. Mr. Langston holds an MBA from Stanford University and graduated summa cum laude with a BBA from Texas A&M University. Mr. Langston was selected to serve as a member of our Board due to his financial acumen and capital markets expertise.

Caitlin Long, 56, has been a member of our Board since July 2025 and has extensive experience in both traditional financial services and cryptocurrencies. She is the Chairman and Chief Executive Officer of Custodia Bank, Inc., a chartered bank that she founded in 2020. Custodia Bank aims to serve as a compliant bridge between the U.S. dollar and cryptocurrency financial systems. In 2018, she was appointed by two Wyoming governors to serve on cryptocurrency-related legislative committees. Beginning in 2017, she played a leading role in her native State of Wyoming to enact more than 20 blockchain-enabling laws during consecutive legislative sessions. Ms. Long has been active in Bitcoin since 2012. Since October 2021, Ms. Long also has served as a director of Cipher Digital Inc. (Nasdaq: CIFR), a developer and operator of industrial-scale data centers engineered for next-generation computing. Prior to her work in the cryptocurrency space, Ms. Long worked at investment banks in New York and Zurich from 1994 to 2016. During this time, she held senior roles, including as a Managing Director at Morgan Stanley and Credit Suisse. Ms. Long holds a B.A. from the University of Wyoming and a joint J.D./M.P.P. degree from Harvard Law School and Harvard Kennedy School of Government. Ms. Long was selected to serve as a member of our Board due to her strong financial services and cryptocurrency background.

Class II Directors (Terms Expire in 2028)

Blake Masters, 39, has been a member of our Board since July 2023. Mr. Masters is a successful entrepreneur and venture capital investor. Mr. Masters co-founded Judicata, Inc., a legal intelligence software company, in 2012 and served as co-founder until 2014. From 2018 to 2022, Mr. Masters was the Chief Operating Officer of Thiel Capital, an investment firm that specializes in the technology sector. From 2018 to 2022, Mr. Masters was the President of the Thiel Foundation, a nonprofit that promotes science and innovation, and currently serves on the foundation’s board of directors. Mr. Masters was Arizona’s GOP nominee for U.S. Senate. In 2014, Mr. Masters co-authored with Peter Thiel the book “Zero to One: Notes on Startups, or How to Create the Future,” which quickly became a #1 New York Times bestseller in the U.S., selling more than 1.75 million copies globally. Since July 2025, Mr. Masters also has served as a director of GrabAGun Digital Holdings Inc. (NYSE: PEW), an online retailer of firearms, ammunition and related accessories. Mr. Masters received his J.D. from Stanford Law School and a B.S. in Political Science from Stanford University. Mr. Masters was selected to serve on our Board due to his experience as an entrepreneur in the technology sector.

Dusty Wunderlich, 45, joined the Board upon the Company’s acquisition of Credova in March 2024 and became its Chairman and Chief Executive Officer in January 2026. He brings extensive financial, strategic, capital markets, and other operational expertise to guide the Company. Previously, he served as Chief Strategy Officer for the Company and, earlier, as President of Credova, which was acquired by the Company in 2024. Since July 2025, Mr. Wunderlich also has served as a director of GrabAGun Digital Holdings Inc. (NYSE: PEW), an online retailer of firearms, ammunition and related accessories. Mr. Wunderlich has more than a decade of experience working with fintech companies in all stages of growth and execution. Grounded in economic principles emphasizing property rights and free markets, Mr. Wunderlich brings a research-driven approach to financial innovation, with work spanning economic theory, monetary policy, and market-based financial systems that informs both published analysis and corporate strategy. Mr. Wunderlich was managing member of Red Rock Armory, LLC from January 2021 until March 2024, and was managing member of ALMC, LLC, a consulting firm, from May 2017 to August 2020.

CORPORATE GOVERNANCE

Independent Directors

Our Board undertook a review of the independence of the individuals named above and determined that each of Blake Masters, Davis Pilot III, Willie Langston and Caitlin Long qualify as an independent director in accordance with the published listing requirements of The New York Stock Exchange, or NYSE. The NYSE independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the NYSE rules, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Our Board is not currently comprised of a majority of “independent” directors, as generally required by NYSE listing standards. Previously, we relied on the exemptions from certain corporate governance requirements that were previously available to us as a “controlled company” within the meaning of NYSE listing standards. As of February 27, 2026, we ceased to be a “controlled company” within the meaning of NYSE listing standards, and, as a result, we must become fully compliant with NYSE board and committee independence requirements within one year of the date we were no longer considered a “controlled company” under the NYSE listing standards.  See “Corporate Governance — Former Controlled Company” for more information.

To help support the independence of our Board, in 2026 we created a new Lead Independent Director role, and appointed Blake Masters as Lead Independent Director as of January 6, 2026. Mr. Masters has assumed certain responsibilities pertaining to the operation of the Board and will preside over all executive sessions of the non-management directors.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate executive session meetings at least twice a year at which only independent directors are present. In 2025, at each executive session, the independent directors designated an independent director to preside over the executive session. In 2026, Blake Masters will preside over such executive sessions in his role as Lead Independent Director. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Except for Nick Ayers, each member of each committee of the Board qualifies as an independent director in accordance with the NYSE standards described above and SEC rules and regulations. Each committee of the Board has a written charter approved by the Board. Copies of each charter are posted on our website at http://investors.publicsq.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides the current membership of the committees of the Board and meeting information for each of the committees of the Board.

Committee	Chair	Other Members
Audit Committee	Willie Langston	Davis Pilot III; Blake Masters
Compensation Committee	Blake Masters	Nick Ayers, Willie Langston
Nominating and Corporate Governance Committee	Nick Ayers	Davis Pilot III; Blake Masters

The primary responsibilities of each committee are described below.

Audit Committee

Our audit committee currently consists of Willie Langston (chair), Davis Pilot III, and Blake Masters. The Board annually reviews the NYSE listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable NYSE listing standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Our audit committee held five meetings in 2025.

The Board, based on recommendations from our nominating and corporate governance committee, has determined that Mr. Langston qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Langston as an “audit committee financial expert” does not impose any duties, obligations or liability that are greater than those that are generally imposed on members of our audit committee and the Board, and designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or the Board.

Our audit committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	setting the compensation of the independent auditor;

●	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing policies regarding the hiring of employees or former employees of the independent auditor;

●	preparing the audit committee report required by SEC rules;

●	discussing generally the type and presentation of information to be disclosed in our earnings press releases;

●	reviewing and discussing our management and independent auditor our quarterly financial statements;

●	coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	coordinating our Board’s oversight of the performance of our internal audit function;

●	discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled;

●
reviewing and discussing with management our major risk exposures, including financial, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational risks, and the steps we take to prevent, detect, monitor and actively manage such exposures;

●	establishing policies regarding the hiring of employees or former employees of the independent auditor;

●
establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

●	reviewing our policies and procedures for reviewing and approving “related party transactions;”

●
discussing with our General Counsel (i) any legal matters that may have a material impact on our financial statements, accounting policies, compliance with applicable laws and regulations and (ii) any material reports, notices or inquiries received from regulators or governmental agencies; and

●	reviewing and approving our entry into swaps and adopting and reviewing annually a policy related to our use of non-financial end-user exception, to the extent applicable.

The composition and function of the audit committee is intended to comply with applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and NYSE listing rules.

Compensation Committee

Our compensation committee currently consists of Blake Masters (chair), Nick Ayers, and Willie Langston. The Board has determined that Mr. Masters and Mr. Langston are independent members of our compensation committee as independence is currently defined in applicable NYSE listing standards. In addition, each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee held one meeting in 2025.

The compensation committee makes recommendations to the Board and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee administers the PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) and the PSQ Holdings, Inc. 2023 Stock Incentive Plan (the “Incentive Plan”), including granting stock options or awarding shares of restricted stock or restricted stock units or to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters. Our compensation committee has the authority to delegate to its subcommittees such power and authority as it deems appropriate to the extent consistent with our governing documents, laws, regulations or listing standards.

In accordance with the NYSE Listed Company Manual and our compensation committee charter, our compensation committee has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to direct the Company to pay such advisors and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant.

The compensation committee’s responsibilities include, among other things:

●
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our Board regarding the compensation of our Chief Executive Officer;

●	reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

●	reviewing and setting or making recommendations to our Board regarding the compensation of our senior executives;

●	making recommendations to our Board regarding the compensation of our directors;

●	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;

●
exercising all rights, authority and functions of our Board under all of our stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules;

●	preparing the compensation committee report if and to the extent then required by SEC rules; and

●	appointing and overseeing any compensation consultants, legal counsel or other advisors.

The composition and function of our compensation committee is intended to comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and the NYSE listing rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Nick Ayers (chair), Davis Pilot III, and Blake Masters. The Board has determined that Mr. Pilot and Mr. Masters are independent as independence is currently defined in applicable NYSE listing standards. Our nominating and corporate governance committee held one meeting in 2025.

The composition of the nominating and corporate governance committee is not comprised of all “independent” directors, as generally required by NYSE listing standards, in reliance on the exemption from certain corporate governance requirements available to us as a “controlled company” within the meaning of NYSE listing standards. As of February 27, 2026, we ceased to be a “controlled company” within the meaning of NYSE listing standards, and, as a result, we must become fully compliant with NYSE board independence requirements within one year of the date we were no longer considered a “controlled company” under NYSE.

The nominating and corporate governance committee’s responsibilities include, among other things:

●	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

●	recommending to our Board the nominees for election to our Board at our annual meetings of stockholders;

●	approving the criteria for selecting nominees for directors;

●	retaining and terminating any search firm to be used to identify director nominees, including authority to approve search firm’s fees and other retention terms;

●
reviewing the composition of each committee of our Board and making recommendations to our Board for changes or rotation of committee members, the creation of additional committees and changes to committee charters;

●	developing and recommending to our Board a set of corporate governance guidelines;

●	reviewing our leadership structure;

●	overseeing an evaluation of our Board and its committees; and

●	overseeing a review of our Board on succession planning for executive officers.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of our Company’s industry and market. Our nominating and corporate governance committee also considers other factors it deems appropriate.

In evaluating potential nominees to the Board, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors.

When there is a vacancy on the Board, the nominating and corporate governance committee is responsible for considering various potential candidates for director. Our nominating and corporate governance committee considers bona fide candidates from all relevant sources, including current Board members, professional search firms, stockholders and other persons. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Our nominating and corporate governance committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the nominating and corporate governance committee for consideration. If one of our stockholders wishes to recommend a director candidate for consideration by the nominating and corporate governance committee, the stockholder recommendation should be delivered to the chair of the nominating and corporate governance committee at our principal executive offices, and must include information regarding the candidate and the stockholder making the recommendation as required by our amended and restated bylaws. See “Questions and Answers About the Annual Meeting — Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2027 annual meeting?” for more information.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the nominating and corporate governance committee will consider such factors as it may deem are in the best interests of the Company and its stockholders. Such factors may include the individual’s professional experience, education, skills and other individual qualities or attributes.

Board Meetings and Attendance

The Board held ten meetings in 2025. During 2025, each incumbent member of the Board attended 75% or more of the aggregate of (a) the total number of Board meetings held during the period of such member’s service and (b) the total number of meetings of all committees on which such member served, during the period of such member’s service, except Donald Trump, Jr., who attended 60% of the total number of such meetings held during 2025.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our directors serving at the time attended our 2025 annual meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our compensation committee.

Board Leadership Structure and Role in Risk Oversight

Under the Company’s amended and restated bylaws, the Board elects the Company’s Chairman and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by Mr. Wunderlich. The Board believes that the Company and its stockholders are best served by having a policy that provides the Board the ability to select the most qualified and appropriate individual to lead the Board as Chairman. The Board also believes it is important to remain flexible when allocating responsibilities among these two offices in a way that best serves the needs of the Company. The Board believes that having Mr. Wunderlich serve as both Chairman and Chief Executive Officer provides an efficient and effective leadership model for the Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

The Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational matters; and our compensation committee oversees the management of risks associated with our compensation policies and programs.

Oversight of Cybersecurity Risks

We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in our Annual Report on Form 10-K filed with the SEC on March 17, 2026. Our senior management evaluates our cybersecurity risk exposure and corresponding mitigations, working alongside our information security team and our principal security engineer. As part of this oversight, our senior management escalates any significant cybersecurity matters and strategic risk management decisions to our Board, granting them comprehensive oversight and the ability to provide guidance on critical cybersecurity issues. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our Board leadership structure supports this approach.

Corporate Governance Guidelines and Code of Business Conduct

We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and certain corporate governance policies and standards applicable to the operation of our business. In addition, we have adopted a Code of Business Conduct and Ethics that applies to our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on the “Governance” portion, under the “Investors” section of our website at http://investors.publicsq.com. Information contained on or accessible through our website is not a part of this proxy statement, and the inclusion of our website address in this proxy statement is an inactive textual reference only. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

Employee, Officer and Director Hedging; Insider Trading; 10b5-1 Plans and Pledging

We do not have formal stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers provide motivation and align this group’s interests with those of our stockholders.

Our insider trading policy prohibits our Board members, officers, employees and consultants from engaging in (a) transactions involving options on our securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, and (b) hedging transactions, such as collars and forward sale contracts.

We have authorized our executive officers to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”) that we designate. As of the record date, none of our directors have a trading plan in effect. These plans may include specific instructions for the broker to exercise vested options and sell our common stock on behalf of the executive officer or director at certain dates if our stock price is above a specified level. Under these plans, the executive officer or director no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends the trading plan during a trading window. The purpose of these plans is to enable executive officers and directors to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer or director would be unable to sell our common stock because material information about us had not been publicly released.

Our insider trading policy prohibits our Board members, officers, employees and consultants from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan. However, in extraordinary situations where a person wishes to pledge Company securities as collateral for a loan (other than a margin loan) and can clearly demonstrate the financial capacity to repay the loan without resort to the pledged Company securities, an exception may be granted.

Policies and Procedures Related to the Grant of Certain Equity Awards

We have established processes designed to ensure that the timing of any option grants and other awards to executive officers is not influenced by material nonpublic information (“MNPI”), and grants are generally made on a predetermined schedule, regardless of any upcoming announcements or events that could impact our share price. The compensation committee carefully reviews any potential MNPI before granting awards and may delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.

Former Controlled Company Status

Prior to February 27, 2026, we had a dual class structure which allowed the Founder, President, Chief Executive Officer and Chairman of the Board at that time, Michael Seifert, to control a majority of the voting power of our common equity. As a result, we qualified as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company.” As a controlled company, we elected not to comply with certain corporate governance requirements, specifically (i) that a majority of our Board consist of independent directors and (ii) that director nominees be selected or recommended to the board by independent directors.

As of February 27, 2026, we ceased to be a “controlled company” within the meaning of the corporate governance standards of NYSE, when all of the shares of Class C common stock held by Mr. Seifert automatically converted into shares of Class A common stock under our restated certificate of incorporation. Mr. Seifert no longer possesses a majority of the voting power of our common stock. Therefore, the Company is not a “controlled company” under NYSE rules and will be required to comply with certain NYSE rules that govern corporate governance standards from which it was exempt as a controlled company. These include the requirement to have (i) a majority of independent directors, (ii) a nominating/corporate governance committee composed entirely of independent directors, and (iii) a compensation committee composed entirely of independent directors. NYSE rules mandate that the Company must satisfy the majority independent board requirement within one year of the date its status changed and have at least one independent member on its nominating committee and at least one independent member on its compensation committee by the date its status changes, at least a majority of independent members on each committee within 90 days of the date its status changes and fully independent committees within one year of the date its status changes. We currently have a majority of independent members on each of the nominating and corporate governance committee and the compensation committee, in compliance with the NYSE interim requirement currently applicable to us as a former “controlled company.”

Communications to the Board

Stockholders and other parties interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of PSQ Holdings, Inc., 515 W Aspen Street Suite 200C, Bozeman, Montana 59715, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If the Secretary of the Company deems a communication to be appropriate, he will forward it, depending on the subject matter, to the Chairman of the Board, the chair of a committee of the Board, the full Board or a particular director, as appropriate.

Director Compensation

In July 2023, our Board approved a Non-Executive Director Compensation Policy, and on August 8, 2023 approved an Amended and Restated Non-Executive Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, we pay non-employee directors a cash retainer for service on our Board and for service on each committee of which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our Board.

In addition, under the Director Compensation Policy, each non-employee director upon initial appointment or election to the Board will receive an initial equity award under the Incentive Plan in the form of restricted stock units (“RSUs”) with a grant date fair value of $300,000. Each initial award for non-employee directors will be made on the date of such director’s appointment or election to the Board. Further, on the date of each annual meeting of stockholders, each non-employee director then serving on our Board will receive an annual equity award under the Incentive Plan in the form of RSUs with a grant date fair value of $150,000, provided that no non-employee director will be granted an annual award if such director was granted an initial award in the 12 months preceding the date of the annual meeting. Initial equity awards and annual equity awards will vest on the first anniversary of the date of grant subject to the non-employee director’s service as a director through the vesting date (unless otherwise provided at the time of grant). Each initial equity award and annual equity award will accelerate in full upon a change in control.

The following table describes our current non-employee director compensation program, which consists of annual cash retainers payable in arrears in four equal quarterly installments on the last day of each calendar quarter:

Term	Compensation
Annual Board Cash Retainer	$40,000
Additional Retainers for Committee Chairs
• Audit	$20,000
• Compensation	$15,000
• Nominating and Corporate Governance	$10,000
Additional Cash Retainers for Committee Members
• Audit	$10,000
• Compensation	$5,000
• Nominating and Corporate Governance	$4,000
Annual Equity Award (non-employee directors)	$150,000	(1)
Initial Equity Award (non-employee directors)	$300,000	(1)

(1)	Award made under the Incentive Plan in the form of RSUs.

We reimburse non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee of our Board on which they serve and other business related to the Board. We also reimburse non-employee directors for reasonable travel and other expenses authorized by the Board or a committee of the Board that are incurred in connection with attendance at various conferences or meetings with our management, in accordance with our travel policy.

Director Compensation Table for Year Ended December 31, 2025

The following table sets forth information regarding compensation earned during the fiscal year ended December 31, 2025 by each of our non-employee directors who served as a director of the Company during that time, which consists of cash retainers and RSU grants. Mr. Seifert, our former Founder, President, Chief Executive Officer and Chairman of the Board and Mr. Wunderlich, who at the time was our Chief Strategy Officer, did not receive any compensation for their service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)(6)	All Other Compensation ($)		Total ($)
Caitlin Long(1)	16,848	300,001	—		316,849
Davis Pilot III	54,000	145,001	—		199,001
Nick Ayers	51,093	145,001	—		196,094
Blake Masters	67,780	145,001	—		212,781
Kelly Loeffler(2)	—	—	—		—
James Rinn(3)	27,143	577,500	233,333		837,976
Willie Langston	57,410	145,001	—		202,411
Donald J. Trump, Jr.	40,000	145,001	504,000	(4)	689,001

(1)	Caitlin Long was appointed as a non-employee director on July 28, 2025.

(2)
Kelly Loeffler resigned as a non-employee director effective February 21, 2025, following her confirmation as Administrator of the U.S. Small Business Administration.  Ms. Loeffler waived her board compensation for January 1, 2025 through February 21, 2025.

(3)
James Rinn was a non-employee director from January 1, 2025 through May 31, 2025.  Following his appointment to Chief Financial Officer, he became an employee director and discontinued receiving any compensation for his service on the Board. Stock Awards represent RSUs granted during Mr. Rinn’s period of employment. The amount under All Other Compensation for Mr. Rinn represents his base salary earned during the period of his service as Chief Financial Officer.

(4)	The amount under All Other Compensation for Donald J. Trump, Jr. represents consulting fees earned January 2025 - December 2025.

(5)	The amounts reported in this column represent the aggregate grant date fair value of RSUs awarded computed in accordance with FASB ASC Topic 718.

(6)	Each director who served as a non-employee director during some or all of 2025 held the following outstanding RSUs as of December 31, 2025:

Name	Grant Date	Number of RSUs (#)	Vesting Dates
Caitlin Long	07/28/2025	137,615	(a)
Davis Pilot III	06/18/2025	71,429	(b)
Nick Ayers	06/18/2025	71,429	(b)
Blake Masters	06/18/2025	71,429	(b)
James Rinn	07/11/2025	250,000	(c)
Willie Langston	06/18/2025	71,429	(b)
Donald J. Trump, Jr.	06/18/2025	71,429	(b)

(a)	The RSU award will vest in full on July 28, 2026, subject to the director’s continued service to the Company.

(b)	The RSU award will vest in full on June 18, 2026, subject to the director’s continued service to the Company.

(c)
As disclosed previously, on April 29, 2026, Mr. Rinn and the Company entered into a Severance Agreement and General Release, pursuant to which 83,333 of the 250,000 RSUs granted to Mr. Rinn on July 11, 2025, that were due to vest on June 1, 2026, were accelerated and vested on April 30, 2026, and the remaining 166,667 unvested RSUs were forfeited.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of UHY LLP

The audit committee of the Board has selected UHY LLP (“UHY”), an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2026, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. UHY has served as our independent registered public accounting firm since July 19, 2023.

Representatives of UHY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of UHY as our independent registered public accounting firm. However, the audit committee of the Board is submitting the appointment of UHY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain UHY. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation of the Board for Proposal 2

For the selection by the audit committee of UHY as the independent registered public accounting firm of the Company for the year ending December 31, 2026 to be ratified, we must receive a FOR vote from the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting FOR or AGAINST on Proposal 2. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the appointment of UHY will have discretionary voting authority with respect to this matter.

The Board unanimously recommends that you vote FOR Proposal 2.

Independent Registered Public Accounting Firm’s Fees and Services

The following table presents the aggregate fees for professional audit services and other services rendered by UHY to the Company for the fiscal years ended December 31, 2025 and 2024. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	2025	2024
Audit Fees(1)	$595,500	$835,888
Audit Related Fees(2)	251,438	—
Tax Fees(3)	$—	—
All other fees(4)	41,000	—
Total fees	$887,938	$835,888

(1)
Consists of fees rendered in connection with the audit of our year-end financial statements, review of the interim financial statements included in our quarterly reports, and services normally provided in connection with regulatory filings.

(2)	Consists of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)
Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)	All other fees paid for services rendered that are not reported under “Audit Fees,” “Audit Related Fees,” or “Tax Fees,” including for state licensing requirements.

Pre-Approval Policies and Procedures of the Audit Committee

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.

The audit committee also discussed with UHY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee received the written disclosures and the letter from UHY required by applicable requirements of the PCAOB regarding UHY’s communication with the audit committee concerning independence and has discussed with UHY their independence.

Based upon the review and discussions described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected UHY as our independent registered public accounting firm for the year ending December 31, 2026 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the Audit Committee of the Board:

Willie Langston, Chair
Davis Pilot III
Blake Masters

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

PROPOSAL 3

APPROVAL OF A REVERSE STOCK SPLIT

We are asking that our stockholders approve an amendment to our restated certificate of incorporation to effect a reverse stock split of our outstanding Class A common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-15 (the “Reverse Stock Split”), subject to and as determined by our board of directors. Our board of directors has unanimously approved and declared advisable the amendment effecting the Reverse Stock Split and recommends that our stockholders approve the amendment. The language of the amendment, which amends and restates Article Fourth of our restated certificate of incorporation, is attached to this proxy statement as Appendix A.

The primary reason we are seeking stockholder approval of the Reverse Stock Split is to attempt to increase the per share closing price of our Class A common stock to meet the minimum average closing price requirement for continued listing on the NYSE. We believe that if the Reverse Stock Split proposal is not approved by our stockholders, our Class A common stock may be delisted from the NYSE.

If our stockholders approve the proposal, then we will cause an amendment to our restated certificate of incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split at a ratio within the approved range only if our Board subsequently determines that the Reverse Stock Split is in the best interests of the Company and its stockholders. As filed, the amendment will state the number of outstanding shares of Class A common stock to be combined into one share of our Class A common stock at the ratio approved by our Board within the range approved by our stockholders. Following the stockholders’ approval of this Proposal 3, no further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split and our Board may effect and implement the Reverse Stock Split at any time on or before the one-year anniversary of the date of stockholder approval.

Our Board also may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file the related amendment. Our Board has the right, notwithstanding our stockholders’ approval of the proposed amendment, to abandon such proposed amendment at any time (without further action by our stockholders) before it is filed with the Delaware Secretary of State. The Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our Class A common stock, rule changes and/or guidance by the NYSE, business developments, and our actual and projected stock price performance. In particular, if the closing price of our Class A common stock on the NYSE is at least $1.00 as of the last trading day of any calendar month and has an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month, as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment.

As of May 27, 2026, there were 49,765,263 shares of our Class A common stock issued and outstanding. Based on these numbers of our outstanding shares of Class A common stock, immediately following the effectiveness of the Reverse Stock Split, we will have, depending on the Reverse Stock Split ratio selected by the Board, issued and outstanding shares of Class A common stock as illustrated by the table under the caption “Effects of the Reverse Stock Split – Effect on Shares of our Class A Common Stock.”

The Reverse Stock Split will not change the number of authorized shares of our Class A common stock. The relative number of authorized but unissued shares of our Class A common stock will materially increase as a result of the amendment, and these shares of Class A common stock will be available for issuance by the Company.

No fractional shares of our Class A common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholders of Class A common stock who would have been entitled to receive fractional shares as a result of the Reverse Stock Split will instead receive cash payments in lieu of such fractional shares. Each holder of our Class A common stock will hold the same percentage of our outstanding Class A common stock immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in Class A stockholders receiving cash in lieu of fractional shares. The par value of our Class A common stock will continue to be $0.0001 per share (see “Effects of the Reverse Stock Split – Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split is to attempt to raise the per-share trading price of our Class A common stock to continue our listing on the NYSE. To maintain our listing, the NYSE requires, among other things, that our Class A common stock have a closing price of at least $1.00 as of the last trading day of any calendar month and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

On February 10, 2026, we were notified by the NYSE that we were not in compliance with the NYSE’s Listed Company Manual (i) Rule 802.01B, relating to the Company’s required minimum total market capitalization over a consecutive 30 trading-day period and minimum stockholders equity and (ii) Rule 802.01C, relating to the minimum average closing price of the Company’s Class A common stock required over a consecutive 30 trading-day period. Under the NYSE’s rules, we can regain compliance with Rule 802.01C at any time within the six-month cure period if, on the last trading day of any calendar month during the cure period, our Class A common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

As of May 27, 2026 and over the preceding 29 trading days, the average closing price for our Class A common stock on the NYSE was below $1.00 per share. We strongly encourage you to vote in favor of this Proposal 3 to increase the likelihood that compliance may be achieved prior to action being taken to delist us from the NYSE.

We are seeking stockholder approval for the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our Class A common stock at or above $1.00 per share in order to attempt to avoid delisting by the NYSE. We expect that the Reverse Stock Split, if implemented, would increase the closing price per share of our Class A common stock above the $1.00 per share minimum price for the required number of days, thereby satisfying this continued listing requirement. However, there can be no assurance that the Reverse Stock Split will have that effect, initially or in the future, or that it will enable us to maintain the listing of our Class A common stock on the NYSE. We are not aware of any present efforts by anyone to accumulate our Class A common stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our Class A common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our Class A common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community or with our customers. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as more speculative in nature and, as a matter of policy, may avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our Class A common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our Class A common stock.

We believe that the decrease in the number of shares of our outstanding Class A common stock because of the Reverse Stock Split, and the anticipated increase in the price per share, will possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that will be outstanding if the Reverse Stock Split is effected, particularly if our Board decides on a greater ratio for the Reverse Stock Split or if the price per share of our Class A common stock begins a declining trend after the Reverse Stock Split is effected.

There can be no assurance that the Reverse Stock Split will achieve any of the desired results. There also can be no assurance that the price per share of our Class A common stock immediately after the Reverse Stock Split will increase proportionately with the Reverse Stock Split, or that any increase will be sustained for any period of time, including the period of time required under the NYSE listing standards.

We believe the Reverse Stock Split is the best way to support the price of our Class A common stock to achieve the minimum average closing price level required by the NYSE, although effecting the Reverse Stock Split cannot guarantee that we will be in compliance with the closing price requirement for even the minimum 30-day trading period. In addition, the Reverse Stock Split cannot guarantee we will regain compliance with Rule 802.01B or retain compliance with  the other criteria required to maintain our listing on the NYSE.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if, in the opinion of our Board, it would not be in the best interests of the Company and its stockholders to effect such Reverse Stock Split.

Criteria our Board of Directors May Use to Determine Whether to Implement the Reverse Stock Split

When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, our Board may consider various factors, including:

●	the historical trading price and trading volume of our Class A common stock;

●
the then-prevailing trading price and trading volume of our Class A common stock and the expected impact of the Reverse Stock Split on the trading market for our Class A common stock in the short- and long-term;

●	listing requirements, other rules and guidance from the NYSE;

●	the number of shares of our Class A common stock outstanding;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market, legal and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure you that the Reverse Stock Split will increase our stock price for the required time period or at all. We expect that, if implemented, the Reverse Stock Split will increase the market price of our Class A common stock; however, the effect of the Reverse Stock Split on the market price of our Class A common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. Some investors may view a reverse stock split negatively. It is possible that the per share price of our Class A common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Class A common stock following the Reverse Stock Split. Furthermore, the Reverse Stock Split may not result in a per share price that will attract investors who do not trade in lower priced stocks.

In addition, although we believe the Reverse Stock Split will enhance the marketability of our Class A common stock to certain potential investors, we cannot assure you that, if implemented, our Class A common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our Class A common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance or general market trends. If the Reverse Stock Split is consummated and the trading price of our Class A common stock declines, the percentage declines as an absolute number, and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

If implemented, the proposed Reverse Stock Split may decrease the liquidity of our Class A common stock and result in higher transaction costs. The liquidity of our Class A common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Class A common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Class A common stock as described above.

The Reverse Stock Split will not decrease our authorized shares. Although the Reverse Stock Split will not have any dilutive effect on our stockholders, the Reverse Stock Split will reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, resulting in an effective increase in the relative number of authorized shares of Class A common stock available for issuance in the discretion of the Board. The Board from time to time may deem it to be in our best interests to enter into transactions and other ventures that may include the issuance of shares of our Class A common stock. If the Board authorizes the issuance of additional shares of Class A common stock subsequent to the Reverse Stock Split, the dilution to the ownership interest and/or voting power of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

The Reverse Stock Split will not impact the voting rights of our authorized shares of Class C common stock. Although no shares of Class C common stock are currently outstanding, the Board is permitted to issue additional shares of Class C common stock from time to time, and any future holder of Class C common stock will be entitled to a number of votes per share of Class C common stock held equal to (i) (x) the total number of shares of Class A common stock entitled to vote, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C common stock issued and outstanding.  As a result, by reducing the number of outstanding shares of Class A common stock, the Reverse Stock Split would significantly increase the voting power of any future holders of Class C common stock as compared to the holders of Class A common stock at such time.

Effective Time

The effective time of the Reverse Stock Split, if approved by stockholders and implemented by our Board, will be the date and time set forth in the Certificate of Amendment to the restated certificate of incorporation that is filed with the Delaware Secretary of State (the “Effective Time”), which we expect would be shortly after such filing is made with the Delaware Secretary of State.

If, at any time before the filing of this amendment with the Delaware Secretary of State, our Board, in its discretion, determines that it is in the best interests of the Company and its stockholders to delay the filing of such amendment or to abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.

Fractional Shares

Stockholders will not receive fractional shares of Class A common stock in connection with the Reverse Stock Split. Instead, any holder of Class A common stock who would otherwise be entitled to a fractional share of Class A common stock as a result of the Reverse Stock Split will instead be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of our Class A common stock on the effective date for the Reverse Stock Split as reported on the NYSE, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our Class A common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you wish to continue to hold our Class A common stock after the Reverse Stock Split, you may do so by either:

●	purchasing a sufficient number of shares of our Class A common stock; or
●	if you have shares of our Class A common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our Class A common stock in your account before the Reverse Stock Split that will entitle you to receive at least one share of Class A common stock in the Reverse Stock Split. Shares of our Class A common stock held in registered form and shares of our Class A common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the Effective Time of the Reverse Stock Split, should our Board elect to implement it, each stockholder will own fewer shares of Class A common stock. The Reverse Stock Split will affect all of our stockholders uniformly, however, and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share that is paid in cash as described above. Voting rights and other rights and preferences of the holders of our Class A common stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares of Class A common stock). For example, a holder of two percent of the voting power of the outstanding shares of our Class A common stock immediately before the Reverse Stock Split will continue to hold two percent (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares of Class A common stock) of the voting power of the outstanding shares of our Class A common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split will be that:

●
each 5 to 15 shares of our Class A common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by our Board), will be combined into one new share of our Class A common stock;

●
no fractional shares of Class A common stock will be issued in connection with the Reverse Stock Split; instead, holders of Class A common stock who would otherwise receive a fractional share of Class A common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share;

●
by reducing the number of shares of Class A common stock outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will effectively increase the relative number of authorized but unissued shares, which the Board may use in connection with future financings or other issuances;

●
based upon the Reverse Stock Split ratio selected by our Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then-outstanding equity awards with respect to the number of shares of Class A common stock subject to such award and the exercise price thereof, in each case to the extent applicable, subject to the terms of such awards;

●
the number of shares of Class A common stock authorized under the Incentive Plan and the ESPP (together, the “Plans”) will be proportionately adjusted for the Reverse Stock Split ratio selected by our Board; and

●
the number of stockholders owning “odd lots” of less than 100 shares of our Class A common stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.

We believe that any potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Our Class A Common Stock

For the purposes of providing examples of the effect of the Reverse Stock Split on our Class A common stock, the following table contains information, based on share information as of May 27, 2026, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our Class A common stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:

Status	Number of Shares of Class A Common Stock Authorized	Number of Shares of Class A Common Stock Issued and Outstanding	Number of Shares of Class A Common Stock Reserved for Future Issuance	Number of Shares of Class A Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	500,000,000	49,765,263	50,130,551	400,104,186
Post-Reverse Stock Split 1:5	500,000,000	9,953,053	10,026,110	480,020,837
Post-Reverse Stock Split 1:8	500,000,000	6,220,658	6,266,319	487,513,023
Post-Reverse Stock Split 1:10	500,000,000	4,976,526	5,013,055	490,010,419
Post-Reverse Stock Split 1:12	500,000,000	4,147,105	4,177,546	491,675,349
Post-Reverse Stock Split 1:15	500,000,000	3,317,684	3,342,037	493,340,279

After the Effective Time of the Reverse Stock Split that our Board elects to implement, our Class A common stock will have a new CUSIP number.

Effect on Our Authorized Preferred Stock

The Reverse Stock Split, if implemented, will not affect the total authorized number of shares or the par value of our preferred stock.

Effect on Outstanding Equity Awards, Equity Plans, and Employee Stock Purchase Plan

If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by our Board, proportionate adjustments will be made to all then-outstanding equity awards with respect to the number of shares of Class A common stock subject to such awards and the exercise price thereof. In addition, the number of shares of Class A common stock available for issuance under the Plans will be proportionately adjusted for the Reverse Stock Split ratio selected by our Board, such that fewer shares will be subject to the Plans.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of our Class A common stock will remain $0.0001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our Class A common stock will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of Class A common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our Class A common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Class A common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Class A common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Class A common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our Class A common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Class A common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our Class A common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Class A common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares of Class A common stock, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our Class A common stock for which you received a cash payment (see “Fractional Shares”).

If you hold any of your shares of our Class A common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our Class A common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our Class A common stock, or (2) post-Reverse Stock Split shares of our Class A common stock in book-entry form, evidenced by a transaction statement that will be sent to your address of record indicating the number of shares of our Class A common stock you hold, together with any payment of cash in lieu of fractional shares of Class A common stock to which you are entitled. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our Class A common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “Fractional Shares.”

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interests of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other holders of the respective class of stock.

Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split

Our Board reserves the right, notwithstanding stockholder approval of this Proposal 3 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if our Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors our Board then deems appropriate, including our then-current Class A common stock price, the existing and expected marketability and liquidity of our Class A common stock, prevailing market conditions, rule changes and/or guidance by the NYSE, and the likely effect on the market price of our Class A common stock.

Required Vote and Recommendation of the Board for Proposal 3

To approve the Reverse Stock Split, we must receive a FOR vote from the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting FOR or AGAINST on Proposal 3. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to the Reverse Stock Split will have discretionary voting authority with respect to this matter.

No Dissenters’ Rights

Under Delaware law, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below) that hold shares of our Class A common stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This summary is based upon the Code, Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, in each case in existence on the date hereof, all of which are subject to change and to differing interpretations. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our Class A common stock that is (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or that is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more persons that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt or governmental organizations, S corporations, partnerships and other pass through entities (and investors therein), mutual funds, insurance companies, banks, thrifts and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans or other tax deferred accounts, persons who hold shares of our Class A common stock as part of a straddle, hedging, constructive sale, wash sale, synthetic security, conversion, or other integrated transaction, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code, U.S. Holders that have a functional currency other than the U.S. dollar, persons that own 5% or more (by vote or value) of our Class A common stock, and persons who acquired shares of our Class A common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. federal estate or gift tax laws or U.S. state or local or non-U.S. taxation.

If an entity or arrangement classified for U.S. federal income tax purposes as a partnership owns shares of our Class A common stock, the tax treatment of a member of the entity or party to such arrangement will depend on the status of the member or party and the activities of the entity and such member or party. The tax treatment of such an entity or arrangement, and the tax treatment of any member of such an entity or party to such an arrangement, are not addressed in this summary. Any entity or arrangement that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our Class A common stock, and any members of such an entity and parties to such an arrangement, are encouraged to consult their tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. BENEFICIAL OWNERS OF SHARES OF OUR CLASS A COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

●	a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our Class A common stock;

●
the aggregate tax basis of the shares of our Class A common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share of our Class A common stock);

●	the holding period of the shares of our Class A common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor; and

●
such capital gain or loss will be short term if the shares owned immediately prior to the Reverse Stock Split were held for one year or less at the Effective Time of the Reverse Stock Split and long term if held for more than one year.

In general, a U.S. Holder who receives a cash payment in lieu of a fractional share of our Class A common stock should be treated as if the fractional share were issued and then redeemed. Whether such redemption qualifies for sale or exchange treatment depends on whether the reduction in such U.S. Holder’s stock ownership is considered to be “not essentially equivalent to a dividend” for purposes of Section 302(b)(l) of the Code or otherwise eligible for sale or exchange treatment. Whether such redemption is “not essentially equivalent to a dividend” with respect to a U.S. Holder will depend upon such U.S. Holder’s particular circumstances. At minimum, however, for the redemption to be “not essentially equivalent to a dividend,” it must result in a “meaningful reduction” in the U.S. Holder’s percentage stock ownership of the Company. The redemption of fractional shares from a minority shareholder of a publicly-traded corporation in a recapitalization is generally considered to be a meaningful reduction in interest or otherwise eligible for sale or exchange treatment. Therefore, minority U.S. Holders that do not exercise control over the Company’s corporate affairs are generally expected to recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share of our Class A common stock and the portion of the U.S. Holder’s tax basis of the shares of our Class A common stock owned by such U.S. Holder immediately prior to the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in its shares of our Class A common stock that it owns immediately prior to the Reverse Stock Split is more than one year as of the date on which the Reverse Stock Split occurs. The deductibility of capital losses is subject to limitations.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a stockholder on different dates and at different prices. U.S. Holders that acquired shares of our Class A common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of our Class A common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder of our Class A common stock that does not otherwise establish an exemption from backup withholding should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders of our Class A common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

The Board unanimously recommends that you vote FOR Proposal 3.

PROPOSAL 4

APPROVAL OF AMENDED AND RESTATED 2023 STOCK INCENTIVE PLAN

Overview

The Incentive Plan became effective on July 19, 2023, and was amended effective December 20, 2023. Our Board approved the Amended and Restated 2023 Stock Incentive Plan (the “Amended Plan”) on May 29, 2026, which increases the number of shares available under the Incentive Plan by an additional 1,000,000 shares, adds provisions for performance-based awards, and makes other clarifying updates, subject to stockholder approval. The proposed Amended Plan is attached as Appendix B to this proxy statement. If the Amended Plan is not approved by our stockholders, the Incentive Plan will continue in effect as it was, without the additional shares.

The purpose of the Amended Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.

Our Board recommends approval of the Amended Plan to enable the continued use of the Amended Plan for stock-based grants consistent with the objectives of our compensation program. The Amended Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in service and render superior performance during their service.

PSQ Holdings, Inc. Amended and Restated 2023 Stock Incentive Plan

The following is a summary of the principal features of our Amended Plan. The summary does not purport to be a complete description of all provisions of our Amended Plan and is qualified in its entirety by the text of the Amended Plan, which is attached as Appendix B to this proxy statement.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and other stock-based awards, as described below (collectively, “awards”).

Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the Amended Plan for (x) 11,395,205  shares of Class A common stock;  and (y) an annual increase, to be added on the first day of each fiscal year, commencing on January 1, 2027 and continuing until, and including, January 1, 2033, equal to the lesser of (i) 5% of the outstanding shares of all classes of Company common stock on such date or (ii) the number of shares of Class A common stock determined by the Board (the “Share Reserve”).

In addition to the share pool described above, certain board members, executive officers, employees and service providers are entitled to receive up to 2,700,000 shares of Company Class A common Stock (the “Earnout Pool”) in the event certain metrics are satisfied as provided by the Merger Agreement. The Earnout Pool is in addition to and will not reduce the Share Reserve, and any awards issued from the Earnout Pool that are forfeited, cancelled, held back upon settlement of an award to satisfy any tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by settlement) will be added back to the shares available for issuance only under the Earnout Pool and shall not be made available in the Share Reserve. In the event no Earnout Shares are released in accordance with the terms of the Merger Agreement, the Earnout Pool shall expire and be of no further force or effect.

For purposes of counting the number of shares available for the grant of awards under the Amended Plan, all shares of Class A common stock covered by SARs shall be counted against the number of shares available for the grant of awards under the Amended Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Amended Plan. In addition, if the Company grants a SAR in tandem with an option for the same number of shares of the Company’s Class A common stock and provides that only one such award may be exercised (a “tandem SAR”), only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended Plan.

Shares covered by awards under the Amended Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an award being settled in cash rather than stock) will again be available for the grant of awards under the Amended Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the Amended Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of Class A common stock that are delivered (by actual delivery, attestation, or net exercise) to the Company by a participant to purchase shares of Class A common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the Amended Plan.

For share counting purposes, shares subject to awards that may again be granted under the Amended Plan may only replenish the share pool from which the original award was made.

In connection with a merger or consolidation of an entity with the Company or the Company’s acquisition of property or stock of an entity, the compensation committee may grant awards under the Amended Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as the compensation committee determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended Plan. No such substitute awards shall count against the Share Reserve, except as required by reason of Section 422 and related provisions of the Code.

The Amended Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $750,000 in the case of an incumbent director and may not exceed $950,000 for a non-employee director in such non-employee director’s initial year of service. Moreover, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by the Board in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

Descriptions of Awards

Options.    A participant who is awarded an option receives the right to purchase a specified number of shares of Class A common stock at a specified exercise price, and subject to the other terms and conditions that are specified in connection with the award agreement. Employees of the Company or any of its subsidiaries may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible Participant may be granted options to purchase common stock that do not qualify as “incentive stock options”, which are referred to as “nonstatutory stock options.” Subject to adjustment in the event of stock splits, stock dividends and other similar events, up to 3,000,000 shares of Class A common stock, plus 2,700,000 shares under the Earnout Pool (as defined above), for a total of 5,700,000 shares, may be issued as incentive stock options. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Company’s Class A common stock on the date of grant. If the compensation committee approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Company’s Class A common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of the Company’s stock or any of the Company’s subsidiaries. Under the terms of the Amended Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of the Company’s stock or any of the Company’s subsidiaries).

The Amended Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by the compensation committee, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by the compensation committee, and subject to certain conditions, by delivery to the Company (either by actual delivery or attestation) of shares of Class A common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option award agreement or approved by the compensation committee, by delivery of a notice of “net exercise” as a result of which the Company will retain a number of shares of Class A common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of the Company’s Class A common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by the compensation committee, by any other lawful means, or (vi) by any combination of these forms of payment to the extent approved by the compensation committee. No option granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights.    A participant who is awarded a SAR receives, upon exercise, a number of shares of the Company’s Class A common stock, or cash (or a combination of shares of the Company’s Class A common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of the Company’s Class A common stock over the measurement price. The Amended Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of the Company’s Class A common stock on the date the SAR is granted (provided, however, that if the compensation committee approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs.    With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Amended Plan in connection with certain changes in capitalization and reorganization events, the Company may not (i) amend any outstanding option or SAR granted under the Amended Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the Amended Plan) and grant in substitution for the canceled award, new awards under the Amended Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with the Company or an acquisition by the Company, described above) covering the same or a different number of shares of the Company’s Class A common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of the Company’s Class A common stock, or (iv) take any other action under the Amended Plan that constitutes a “repricing” within the meaning of the rules of the NYSE or any other exchange or marketplace on which the Company’s stock is listed or traded.

Restricted Stock Awards.    A participant who is granted a restricted stock award is entitled to acquire shares of the Company’s Class A common stock, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards.    A participant who is granted an RSU award is entitled to receive shares of the Company’s Class A common stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time the award vests or on a deferred basis pursuant to the terms and conditions established by the compensation committee. The compensation committee may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of the Company’s Class A common stock. Any such dividend equivalents may be settled in cash and/or shares of the Company’s Class A common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.

Performance-Based Awards. A performance-based award is an award that is only earned or vests if certain corporate, business, or individual performance goals are met. Any type of award may be a performance-based award. The compensation committee will determine the restrictions and conditions applicable to each performance-based award, and the performance period over which the specified performance is to be attained. The compensation committee may also modify a performance period or performance measures or waive achievement of performance goals.

Other Stock-Based Awards.    Under the Amended Plan, the compensation committee may grant other awards of shares of the Company’s Class A common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of the Company’s Class A common stock or other property, having such terms and conditions as the compensation committee may determine. These types of awards are referred to in this proxy statement as “other stock-based awards.” Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of the Company’s Class A common stock or in cash, as the compensation committee may determine. The award agreement of another stock-based award may provide the participant who receives the other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of the Company’s Class A common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.

Eligibility to Receive Awards

Employees, officers and directors, as well as consultants and advisors to the Company and its affiliates, are eligible to receive awards under the Amended Plan. As of May 1, 2026, approximately 56 employees, 7 non-employee directors, and an indeterminate number of consultants and advisors of the Company and its affiliates are eligible to receive awards under the Amended Plan. Incentive stock options may only be granted to employees of the Company or its affiliates.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to incentive stock options, the compensation committee may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member of the participant if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Class A common stock subject to such award to the proposed transferee. Further, the Company is not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of Class A common stock to be distributed with respect to an award granted under the Amended Plan until becoming a record holder of such shares, subject to the terms of an award agreement.

Clawback Policy

All awards under the Amended Plan will be subject to mandatory repayment by the participant to the Company to the extent such participant is or becomes subject to the Company’s Executive Compensation Recovery Policy, or any other clawback or recoupment policy adopted by the Company or any affiliate, including policies intended to comply with applicable laws, stock exchange rules, or regulations. Awards will be automatically unilaterally amended to comply with any such compensation recovery policy.

Administration

The Amended Plan will be administered by a committee of the Board consisting of two or more non-employee directors designated by the Board, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, which shall be the compensation committee of the Board, unless otherwise determined by the Board. The compensation committee has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan that it deems advisable and to construe and interpret the provisions of the Amended Plan and any award agreements entered into under the Amended Plan. The compensation committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award. All actions and decisions by the compensation committee with respect to the Amended Plan and any awards made under the Amended Plan will be made in the compensation committee’s discretion and will be final and binding on all persons having or claiming any interest in the Amended Plan or in any award.

Subject to any requirements of applicable law, the Board or compensation committee may, by resolution, delegate to a subcommittee of the compensation committee, or to one or more persons (including officers) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant awards (subject to any limitations under the Amended Plan) to eligible service providers of the Company and to exercise such other powers under the Amended Plan as the compensation committee may determine. In delegating the power to grant awards, the compensation committee must fix (i) the maximum number of awards, and the maximum number of shares issuable upon exercise of those awards, that may be issued by such Delegated Persons, (ii) the time period during which those awards, and during which the shares issuable upon exercise of those awards, may be issued, and (iii) the minimum amount of consideration (if any) for which those awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise of those awards. No Delegated Person may be authorized to grant awards to itself or to any individual subject to Section 16 of the Exchange Act.

Subject to applicable limitations contained in the Amended Plan, the Board, the compensation committee, or any other committee or subcommittee or Delegated Person to whom the Board has delegated authority pursuant to the Amended Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of Class A common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the Amended Plan, each award under the Amended Plan may be made alone or in addition to, or in relation to any other award. The terms of each award need not be identical, and the compensation committee need not treat participants uniformly. The compensation committee will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. If a participant’s service status changes from employee to non-employee, or vice versa, the participant will not be considered to have terminated service, unless otherwise provided in an award agreement.

The compensation committee may at any time provide that any award will become immediately vested, exercisable in whole or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of the Company’s Class A common stock, other than an ordinary cash dividend, the Company is required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by the compensation committee, to (i) the number and class of securities available under the Amended Plan, (ii) the share counting rules set forth in the Amended Plan and the number and class of securities available for issuance under the Amended Plan that may be issued as incentive stock options, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, RSUs and each outstanding other stock-based award. In the event the Company effects a split of Class A common stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Class A common stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

The Company will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the compensation committee’s approval) arising out of any act or omission to act concerning the Amended Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards.    Except as otherwise provided under the Amended Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, the compensation committee may amend, modify or terminate any outstanding award, including but not limited to, substituting for an award another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless the compensation committee determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended Plan, the change is otherwise permitted under the terms of the Amended Plan in connection with certain reorganizations (as discussed below), or the amendment is necessary to comply with applicable law or stock exchange rules.

Reorganization Events

The Amended Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended Plan as (i) any merger or consolidation of the Company with or into another entity as a result of which all Class A common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all Class A common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) the liquidation or dissolution of the Company.

Under the Amended Plan, if a reorganization event occurs, the compensation committee may take any one or more of the following actions as to all or any (or any portion of) outstanding awards on such terms as the compensation committee determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and the Company): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become vested, exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) cancel awards for a cash payment for each share surrendered in the reorganization event, with the value of each share equal to the value of the consideration to be paid in the reorganization event to holders of Class A common stock, which is referred to in this proxy statement as the Acquisition Price, with the amount of cash payment to participants with respect to each award equal to (I) the number of shares of Class A common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (II) the Acquisition Price, or in the case of options and SARs, the excess, if any, of (A) the Acquisition Price over (B) the exercise, measurement or purchase price of such award, provided, that if the Acquisition Price per share (as determined by the compensation committee) does not exceed the exercise or measurement price of the award, then the award will be cancelled without any payment of consideration, (v) provide that, in connection with the liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

The compensation committee is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. For purposes of certain awards, if required to avoid excise taxes under Section 409A of the Code, no reorganization event will be deemed to occur unless the event is a change in control as defined by Section 409A of the Code.

Provisions for Foreign Participants

The Board may establish one or more sub-plans under the Amended Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Amended Plan containing any limitations on the Board’s discretion under the Amended Plan and any additional terms and conditions not otherwise inconsistent with the Amended Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Amended Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the Amended Plan after July 19, 2033, but awards previously granted may extend beyond that date. The Board may amend, suspend or terminate the Amended Plan or any portion of the Amended Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company maintains its primary listing may be made effective unless and until such amendment has been approved by the Company’s stockholders. If at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended Plan at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended Plan, or the amendment is necessary to comply with applicable law or stock exchange rules. No award will be made that is conditioned on stockholder approval of any amendment to the Amended Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of the Company’s Class A common stock) prior to the receipt of such stockholder approval.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Class A common stock under an award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an award or approved by the compensation committee, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Class A common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the compensation committee, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s maximum statutory withholding obligations (based on maximum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This summary is general in nature and not intended as tax advice to participants, who should consult their own tax advisors.

Incentive Stock Options.    A participant will not have taxable income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have taxable income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition, and a portion of the profit will be taxed as ordinary income, and a portion may be taxed as capital gains. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have taxable income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.    A participant will not have taxable income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.    A participant will not have taxable income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of an RSU.  When the shares of Class A common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards and Performance Awards.    The tax consequences associated with any other stock-based award or performance-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Class A common stock.

Tax Consequences to the Company.    The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income. The Company will not be entitled to any deduction upon the participant’s recognition of capital gain or loss. In addition,  Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain covered individuals in a taxable year to the extent that compensation to the covered individual exceeds $1,000,000, and Section 280G of the Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Code Section 4999 imposes a 20% excise tax on those payments payable by the participant.

Plan Benefits

Except with regard to grants to non-employee directors under our director compensation policy, the awards, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the compensation committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, directors and consultants under the Amended Plan. Under our current director compensation program, each of our non-employee directors receives an annual equity award with a grant date value equal to $300,000, and new non-employee directors receive an initial equity award with a grant date value equal to $150,000. For more information about our current director compensation program, see “Director Compensation.”

Required Vote and Recommendation of the Board for Proposal 4

For the Amended Plan to be approved, we must receive a FOR vote from the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting FOR or AGAINST on Proposal 4. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to the approval of the Amended Plan will not have discretionary voting authority with respect to this matter. Therefore, a broker non-vote with respect to the approval of the Amended Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Overview

The table below provides information concerning beneficial ownership of our common stock by each stockholder, or group of affiliated stockholders, as of May 27, 2026, by:

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The following table is based upon information supplied by directors, executive officers and principal stockholders and Section 16 filings filed with the SEC through May 27, 2026. The column in the table entitled “% of Shares of Class A Common Stock” is based upon 49,765,263 shares of Class A common stock outstanding as of May 27, 2026.

Explanation of Certain Calculations in the Table of Certain Beneficial Owners

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(7)(8)		% of Class A Common Stock
Directors, Director Nominees and Named Executive Officers(1)
Davis Pilot III(2)	2,328,826	(9)	4.67%
Michael Seifert	2,312,673	(10)	4.64%
Nick Ayers(3)	1,463,513	(11)	2.93%
Blake Masters(4)	183,898		*
Dusty Wunderlich(5)	795,167	(12)	1.60%
James Rinn	129,864		*
Willie Langston	294,205		*
Donald J. Trump, Jr.	797,403		1.58%
Caitlin Long	—		—
James Celli	—		—
All current executive officers and directors as a group (11 individuals)	6,301,484	(13)	12.21%

5% or More Stockholders:
Alyeska Investment Group, L.P.(6)	4,424,571		8.89%

*	Represents beneficial ownership of less than one percent of our outstanding Class A common stock.

(1)	Unless otherwise indicated, the business address of each of the following entities or individuals is 515 W Aspen Street Suite 200C, Bozeman, Montana 59715.

(2)
Based solely on a Schedule 13D filed by Davis Pilot III and Davis Pilot, Jr. on July 31, 2023. Fountain Ripple, LLC (“FR I”), Fountain Ripple II, LLC (“FR II”) and Fountain Ripple III, LLC (“FR III”) are the record holders of the shares set forth next to Davis Pilot III. Mr. Pilot is the manager of each of FR I, FR II and FR III. The business address of each of FR I, FR II and FR III is 1055 Hillcrest Road, Mobile, AL 36695.

(3)	The business address for Mr. Ayers is: 3290 Northside Parkway, Suite 675, Atlanta, GA 30327.

(4)	Represents 178,600 shares of Class A common stock held by Mr. Masters and 5,298 shares of Class A common stock held by the Directed Trust Company FBO Blake Masters Roth IRA.

(5)	The business address for each of Mr. Wunderlich and SLDW Holdings, LLC is 1405 Ryun Sun Way, Bozeman, MT 59718.

(6)
According to Schedule 13G/A filed with the SEC on February 17, 2026, Alyeska Investment Group, L.P., Alyeska Fund GP, LLC and Anand Parekh are the beneficial owners of 4,424,571 shares (with sole voting power with respect to 0 shares, shared voting power with respect to 4,424,571 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 4,424,571 shares). The business address for these parties is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(7)
The table does not reflect any equity awards issued by the Company after the closing of the Business Combination from which the Company set aside and reserved for issuance under the Incentive Plan (“Earnout Equity Awards”). Nick Ayers is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 245,548 shares of Class A common stock in the aggregate, and Blake Masters is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 434 shares of Class A common stock. As record holders of FR I, FR II and FR III, Mr. Pilot, Jr. and Mr. Pilot III are eligible to receive, in the aggregate, one or more Earnout Equity Awards with respect to up to approximately 30,407 shares of Class A common stock. The actual amount, timing and form of the Earnout Equity Awards are not determinable at this time. Certain of the Company’s executive officers and directors were also granted RSUs following the Business Combination, which were approved by the Board shortly after the Closing. The table does not reflect the granted RSUs, except to the extent that such RSUs have vested or will vest within 60 days of May 27, 2026. In connection with the Closing, Michael Seifert was granted 82,500 RSUs, 55,000 of which have vested and the remaining 27,500 of which were forfeited in January 2026; Michael Hebert was granted 100,000 RSUs, 66,666 of which have vested.

(8)
Includes the following number of shares covered by RSUs that have vested or will vest within 60 days of May 27, 2026: Mr. Seifert - 91,852 (42,540 of which are owned by Mrs. Sarah Gabel Seifert); Mr. Pilot - 147,514; Mr. Ayers - 247,514; Mr. Masters - 147,514; Mr. Wunderlich - 76,259; Mr. Rinn – 129,864; Mr. Langston - 146,086; and Mr. Trump - 676,056.

(9)	Represents 117,869 shares of Class A common stock owned by Mr. Pilot and 2,210,957 shares owned by FR I, FR II and FR III.

(10)	Represents 2,270,133 shares of Class A common stock owned by Mr. Seifert and 42,540 shares owned by Mrs. Sarah Gabel Seifert.

(11)
Represents 461,760 shares of Class A common stock held by Mr. Ayers, 651,423 shares of Class A common stock held by Mrs. Jamie Ayers and 350,330 shares of Class A common stock held by the J. Nicholas Ayers Irrevocable Trust dated October 2021. Mr. Ayers disclaims beneficial ownership of the shares of Class A common stock held by Mrs. Jamie Ayers and the J. Nicholas Ayers Irrevocable Trust dated October 2021. Includes 30,000 fully vested restricted stock units held directly by C6 Creative Consulting, Inc., of which Mr. Ayers is the managing partner.

(12)	Represents 76,259 shares of Class A common stock held by Mr. Wunderlich and 718,908 shares held by the D. Wunderlich & A. Barlow Living Trust dated March 18, 2021.

(13)	Includes 1,860,451 shares covered by RSUs that have vested or will vest within 60 days of May 27, 2026.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities.

Based solely upon a review of those reports and written representations provided to us by all of our directors and executive officers, we believe that during the year ended December 31, 2025 and through the date hereof, our directors, executive officers and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a), except for one Form 4 for each of Mr. Pilot and Mr. Masters, each reporting two transactions, two Form 4s for Mr. Ayers, each reporting one transaction, one Form 4 for Mr. Rinn reporting two transactions, and one Form 4 for each of Mr. Pilot, Mr. Pena, Mr. Rinn, Mr. Masters, Mr. Trump, Mr. Langston, and Mr. Wunderlich, each reporting one transaction, all of which were late due to administrative error.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Other than as listed below, during 2024 and 2025, we were not a participant in any transaction or series of transactions in which the amount involved did exceed or may exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for 2024 and 2025 in which any directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members (each, a “Related Person”) had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” beginning on page 44 and “Director Compensation” on page 14.

We intend to ensure that in accordance with the audit committee charter, that the audit committee shall conduct reasonable prior review and oversight of all related party transaction for potential conflicts of interest, except for transactions involving the compensation of executive officers or directors, which shall be overseen by the compensation committee.

Indemnification of Our Directors and Officers

Our restated certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

Concurrently with the Closing, we entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our restated certificate of incorporation.

Related Party Transactions

Agreement with Farvahar Capital LLC

On August 14, 2023, we entered into an engagement letter agreement with Farvahar Capital LLC (“Farvahar”) providing for the engagement of Farvahar as strategic consultant to provide strategic advice and assistance in connection with our capital markets strategy, acquisition strategy, investor relations strategy and other strategic services, effective upon approval of the engagement letter by our independent directors. As consideration, Farvahar receives a monthly cash fee of $80,000, and reimbursement of reasonable documented expenses, which shall not exceed $60,000 in the aggregate without our prior written approval. The engagement letter also provides that we will engage Farvahar as nonexclusive consultant in connection with any capital markets financing or related activity. The engagement letter will expire after one (1) year, unless terminated by us or Farvahar upon thirty (30) days’ prior written notice. We also agreed to indemnify Farvahar in connection with claims arising in connection with the services offered pursuant to the engagement letter agreement. A former director, Omeed Malik, is Chairman and CEO and indirect sole owner of Farvahar.

In December 2023 we entered into a letter agreement with Farvahar (the “Farvahar Letter Agreement”) to engage Farvahar as an advisor to the Company in connection with its acquisition of Credova Financial LLC (the “Acquisition”). The term of the Farvahar Letter Agreement was the earlier of twelve (12) months from the date of the agreement or the consummation of the Acquisition, which occurred on March 13, 2024. As consideration, Farvahar received $150,000 paid at the closing of the Acquisition and Class A common stock in the Company of 4% of the gross enterprise value or total consideration paid with respect to the Acquisition.

Consulting Agreements

On November 29, 2023, we entered into a consulting agreement with Nick Ayers, a member of our Board, through his consulting company, C6 Creative Consulting, Inc., pursuant to which Mr. Ayers receives $30,000 per month and was granted 120,000 RSUs, in connection with consulting services provided to the Company, including in regard to outreach, marketing and growth initiatives for the Company and EveryLife. Pursuant to the consulting agreement, 30,000 RSUs vested on November 29, 2023, 60,000 RSUs would vest on May 3, 2024, and 30,000 RSUs would vest on November 1, 2024. On February 27, 2024, Mr. Ayers forfeited for no consideration, the 60,000 RSUs that were to vest on May 3, 2024. In connection with the execution of this agreement, the C6 — EveryLife Consulting Agreement was terminated.

On August 9, 2024, we entered into a consulting agreement with Donald J. Trump, Jr., pursuant to which Mr. Trump is entitled to receive $42,000 per month and was granted 100,000 RSUs, in connection with consulting services provided to the Company. Pursuant to the consulting agreement, the RSU grant vested in full on August 13, 2025. The initial term of the consulting agreement is 12 months from the date of the agreement (the “Initial Term”), and following the Initial Term, the consulting agreement is automatically renewable on a month-to-month basis, as is determined by the Company and Mr. Trump.

Private Placement Notes

On March 13, 2024, the Company entered into convertible note purchase agreements (“March Convertible Note Purchase Agreements”) for the purchase of $10,000,000 of 9.75% convertible notes (the “March Private Placement Notes”) by affiliates of PSQ board member Davis Pilot III (together, the “Note Purchasers”). Concurrent with the execution of the March Convertible Note Purchase Agreements, the proceeds were deposited into an escrow account. The March Private Placement Notes were issued, and the proceeds released to the Company from the escrow account, following stockholder approval of the issuance of the March Private Placement Notes and the shares issuable upon conversion of the March Private Placement Notes (the “March Private Placement Note Securities”). The Company’s stockholders approved the issuance of the March Private Placement Notes and the March Private Placement Note Securities as part of the annual stockholder meeting in April 2024 and the funds were received May 3, 2024.

On August 13, 2024, the Company entered into a second series of convertible note purchase agreements (“August Convertible Note Purchase Agreements” and, together with the March Convertible Note Purchase Agreements, the “Convertible Note Purchase Agreements”) for the purchase of $10,000,000 of 9.75% convertible notes (the “August Private Placement Notes” and, together with the March Private Placement Notes, the “Private Placement Notes”) by the Note Purchasers. The Company’s Board approved the issuance of the shares underlying the August Private Placement Notes (the “August Private Placement Note Securities” and, together with the March Private Placement Note Securities, the “Private Placement Note Securities”) as part of a unanimous written consent dated August 13, 2024.

The Note Purchasers also entered into registration rights agreements (the “Private Placement Registration Rights Agreements”) with the Company, pursuant to which, among other things, the Company will be obligated to file a registration statement to register the resale of the Private Placement Note Securities within a certain period after the closing of the Convertible Note Purchase Agreements, upon demand by holders of a majority of the registrable securities. The Private Placement Registration Rights Agreements also provide for certain additional demand registration and “piggy-back” registration rights, subject to certain requirements and conditions.

The Note Purchasers also entered into lock-up agreements pursuant to which they will be subject to trading restrictions and restrictions against selling short or hedging Company securities for a period of 12 months after the closing of each Convertible Note Purchase Agreement (the “Note Purchaser Lock-Up Agreements”).

As a condition to the willingness of the Note Purchasers to enter into the March Convertible Note Purchase Agreements, Michael Seifert, our former Chief Executive Officer, President, and Chairman, and the Note Purchasers entered into a stockholder support agreement (the “Stockholder Support Agreement”), pursuant to which Mr. Seifert agreed to support and to vote in favor of any proposals presented to holders of Company Class C common stock in connection with the March Convertible Note Purchase Agreements or the March Private Placement Notes.

The Private Placement Notes are convertible into Private Placement Note Securities at any time that the Private Placement Notes are outstanding at the option of the holder, at an initial Conversion Price of $4.63641, which conversion price shall automatically adjust for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary, combinations, recapitalization, reclassifications, extraordinary distributions or similar events. At the initial conversion price, the Private Placement Notes are convertible into an aggregate of approximately 2,156,842 shares of the Company’s Class A common stock.

Securities Purchase Agreement

On October 24, 2024, the Company closed a private investment in public equity transaction (“PIPE”), through which it sold an aggregate of 1,981,483 shares of Class A common stock at $2.70 per share, for an aggregate purchase price of approximately $5.35 million pursuant to a Securities Purchase Agreement, dated October 22, 2024, by and among the Company and the purchasers party thereto (the “Securities Purchase Agreement” or “SPA”). Descante Capital, LLC, which is an affiliate of former Board member Kelly Loeffler, purchased 1,203,704 shares for $3.25 million; Be Led, LLC, which is controlled by Steve Seifert, the father of Michael Seifert, purchased 629,630 shares for $1.7 million; and Willie Langston, who was not a director at the time, purchased 148,149 shares for $0.4 million. Willie Langston was subsequently appointed as a director of our Board in December 2024.

Pursuant to the Securities Purchase Agreement, the Purchasers have also agreed not to sell or transfer the shares purchased in the PIPE, subject to certain exceptions, until the earlier of (A) the one year anniversary of the date of the closing of the PIPE or (B) the date on which the Company completes a liquidation, merger or other similar transaction resulting in all of the Company’s stockholders exchanging shares for other property.

In connection with the PIPE offering, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other customary terms and indemnification provisions, the Company agreed to prepare and file a registration statement for the resale of (i) all of the shares purchased in the PIPE and (ii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares (together, the “Registrable Securities”), on or before the 180th calendar day following the Closing Date (as defined in the SPA) and use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable and no later than the 90th calendar day following the filing date, and use its commercially reasonable efforts to keep such registration statement continuously effective until the date that all Registrable Securities covered by such registration statement (i) have been sold, or (ii) may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Policies for Approval of Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the transaction; and

●
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●
interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $1,000,000 or 2% of the annual gross revenues of the company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our restated certification of incorporation or amended and restated bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers as of the record date. Certain biographical information for each executive officer follows the table.

Name	Age	Position
Dusty Wunderlich	45	Chief Executive Officer, and Chairman of the Board
Michael Pena	43	Chief Financial Officer and Treasurer
Krista Wenzel	39	Chief Accounting Officer
Michael Perkins	43	Chief Operating Officer

Dusty Wunderlich — For biographical information about Mr. Wunderlich, see “Proposal 1 — Election of Directors — Continuing Directors Not Standing for Election at the Annual Meeting” above.

Michael Pena became our Chief Financial Officer and Treasurer in May 2026 and is an experienced finance executive with a background in structured finance, credit, operations, investor relations, and financial technology. Previously, Mr. Pena served as Senior Vice President of Finance at the Company from March 2024 to April 2026. In that role, he led financial operations, accounting, and portfolio analytics, and managed the Company’s credit warehouse facility while also supporting risk, insurance, and audit functions. Mr. Pena played a key role in Credova’s acquisition by the Company in March 2024. Prior to the acquisition, he served as Director of Finance of Credova from October 2019 to August 2021 and then CFO of Credova from August 2021 until its sale to the Company in March 2024. In that role, Mike has led the finance team at Credova, guiding all aspects of the company’s finance, accounting, and risk functions. Earlier in his career, Mr. Pena held roles at State Street Bank and Trust. He began his career in public accounting, working on audit and tax engagements. Mr. Pena holds an MBA in Entrepreneurship from Drury University and a BS in Accounting from Missouri State.

Krista Wenzel became our Chief Accounting Officer in May 2026 and is a seasoned finance executive with extensive experience in public company leadership, capital markets, and enterprise finance operations. Previously, Ms. Wenzel served as Senior Vice President of Finance & Accounting at the Company from November 2025 to April 2026. Ms. Wenzel was Vice President of Accounting at the Company from September 2024 to November 2025. Before joining the Company, she served as Chief Financial Officer for multiple infrastructure investment platforms at Meridiam, including the Fiber Platform from April 2023 to September 2024 and the Iowa Energy Collaborative, LLC, from April 2020 to April 2023. In these roles at Meridiam, Ms. Wenzel led finance, treasury, tax, HR, IT, and risk functions and supported capital structures exceeding $1.0 billion, including major financings such as a $320 million project financing and a $600 million revolving credit facility. Earlier in her career, she founded KDW Advisors and held finance leadership roles in consulting firms and municipal utilities. Ms. Wenzel holds an MBA from the University of Phoenix, a BS in Accounting from Iowa State University, and is a Certified Public Accountant.

Michael Perkins became our Chief Operating Officer in January 2026 and has 20 years of financial technology experience. He has also been employed with the Company since October 13, 2025 as President of Payments. Prior to this role, he served concurrently, from January 2025 until October 2025, as President of LoanPaymentPro, a merchant services and technology firm in the debt repayment sector and wholly owned subsidiary of Nuvei Technologies, Inc. (“Nuvei”) and Senior Vice President - LoanPaymentPro of Nuvei. Mr. Perkins was previously employed as Senior Vice President of LoanPaymentPro from January 2020 to January 2025, and was simultaneously employed as Senior Vice President - LPP Partnerships with Nuvei.

Election of Officers

Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Objectives and Overview

As a mission-driven technology company, we believe our employees are our most valuable resource. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for our company, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly affected by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.

Compensation Committee

The compensation committee of the Board is comprised of three non-employee members of the Board. The compensation committee reviews the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee annually reviews the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team other than himself. The compensation committee meets with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determines any increase in salary, cash bonus and equity award.

2025 Summary Compensation Table

The following table summarizes the compensation that we paid to our named executive officers during the years ended December 31, 2025 and December 31, 2024.

Other than as set forth in the table and described more fully below, during the fiscal years ended December 31, 2025 and December 31, 2024, the Company did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the named executive officers. The compensation reported in this summary compensation table below is not necessarily indicative of how we will compensate our named executive officers in the future.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Michael Seifert	2025	300,000	—	197,500	—	497,500
Former President, Chief Executive Officer and Chairman of the Board(4)	2024	418,750	—	—	14,831	433,581
Randy Carlson	2025	350,000	—	609,119	—	959,119
Chief Technology Officer
Michael Hebert	2025	350,000	126,253	592,500	—	1,068,753
Former Senior Vice President of People(5)

(1)
The amounts reported in this column represent the aggregate grant date fair value of RSUs awarded computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)	The material terms of the RSUs granted in 2025 are as follows:

Name	Grant Date	Number of RSUs (#)
Michael Seifert	02/01/2025	50,000	(a)
Randy Carlson	02/01/2025	150,000	(a)
	11/12/2025	9,389	(b)
Michael Hebert	02/01/2025	150,000	(a)(c)

(a)	The RSU awards vested one-third on February 1, 2026, and will vest one-third on February 1, 2027, and one-third on February 1, 2028.

(b)	The RSU awards fully vested on January 1, 2026.

(c)	Mr. Hebert resigned from his position as Senior Vice President of People, effective May 31, 2026. All unvested RSU awards were forfeited on that date.

(3)	For Mr. Seifert, the 2024 amount of All Other Compensation was composed of 401(k) matching contributions for his benefit.

(4)	On January 27, 2026, Mr. Seifert resigned as our President and Chief Executive Officer and as a member of the board of directors.

(5)
Mr. Hebert served as our Chief Operating Officer until his appointment as Senior Vice President of People, effective January 6, 2026. Mr. Herbert subsequently resigned as our Senior Vice President of People, effective May 31, 2026.

Narrative Disclosure to the Summary Compensation Table

Employment Agreements

Michael Seifert.     Effective July 19, 2023, Mr. Seifert entered into an employment agreement with Private PSQ (the “Seifert Employment Agreement”). Pursuant to the Seifert Employment Agreement, Mr. Seifert was entitled to an annual base salary of $500,000, an annual discretionary bonus of 50% of base salary, and an initial grant of 12,500 RSUs, vesting ratably over three years. The Seifert Employment Agreement also included certain restrictive covenants, and provided for severance benefits described below under “Potential Payments Upon Termination or Change in Control.”

Randy Carlson.    On August 16, 2024, the Company entered into an employment agreement with Mr. Carlson (the “Carlson Employment Agreement”), pursuant to which Mr. Carlson began serving as Chief Technology Officer. Pursuant to the Carlson Employment Agreement, Mr. Carlson is entitled to an annual salary of $350,000. The Carlson Employment Agreement also includes certain restrictive covenants, and provides for severance benefits described below under “Potential Payments Upon Termination or Change in Control.”

Michael Hebert.    On July 19, 2023, the Company entered into an employment agreement with Mr. Hebert (the “Hebert Employment Agreement”), pursuant to which Mr. Hebert began serving as Chief People Officer. Pursuant to the Hebert Employment Agreement, Mr. Hebert was entitled to an annual salary of $350,000, an annual discretionary bonus of 35% of base salary, and an initial grant of 12,500 RSUs, vesting ratably over three years.

On May 26, 2026, Mr. Hebert resigned from his position of Senior Vice President of People, effective May 31, 2026.  In connection with his resignation, the Company and Mr. Hebert entered into a Severance Agreement and General Release, dated May 26, 2026 (the “Hebert Severance Agreement”), pursuant to which Mr. Hebert will receive certain severance benefits described below under “Potential Payments Upon Termination or Change in Control.”

Health and Welfare Plans

Our named executive officers are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, life and accidental death and dismemberment, and short- and long-term disability benefits in the United States.

401(k) Plan

We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under Code.

We match 100% of participant deferrals up to 4% of a participant’s compensation under a safe harbor provision. Participants are immediately vested in their contributions and in Company safe harbor contributions plus actual earnings thereon.

Potential Payments Upon Termination or Change in Control

Michael Seifert.    The Seifert Employment Agreement provided that if Mr. Seifert’s employment was terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Seifert Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Seifert Employment Agreement) (the “Change in Control Period”), then Mr. Seifert would have been entitled to receive, subject to his execution and non-revocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 18 months of base salary and (y) an amount equal to 150% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 18 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Seifert Employment Agreement also provided that if his employment had been terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Seifert would have been entitled to receive, subject to his execution and non-revocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 15 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 15 months. The Seifert Employment Agreement contained a Section 280G limited cutback, pursuant to which Mr. Seifert was entitled to receive the greater of (a) the best net after-tax amount of any payments that would have been subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would have been entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Seifert would have become subject to excise tax imposed by Section 4999 of the Code.

Mr. Seifert and the Company have entered into a separation and release of claims agreement, dated January 28, 2026 (the “Separation Agreement”). Under the Separation Agreement, Mr. Seifert forfeited 1,000,000 shares of Class C common stock. His remaining capital stock of the Company is subject to an 18-month lockup under which he may sell up to 50,000 shares per month and 10,000 shares per day, subject to certain exceptions.  In addition, Mr. Seifert forfeited all unvested RSUs as of his separation date.  The Separation Agreement contains mutual general releases and provides that Mr. Seifert will not compete with the Company or solicit the Company’s employees or customers for 24 months.

Randy Carlson.    The Carlson Employment Agreement provides that if Mr. Carlson’s employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Carlson Employment Agreement), in either case within the Change in Control Period, then Mr. Carlson will be entitled to receive, subject to his execution and non-revocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, a lump sum payment of six months of base salary, COBRA health continuation for up to six months, and 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Carlson Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Carlson will be entitled to receive, subject to his execution and non-revocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of six months, (b) a lump sum payment equal to the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to six months. The Carlson Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Carlson is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Carlson becomes subject to excise tax imposed by Section 4999 of the Code.

Michael Hebert.  The Hebert Severance Agreement provides that Mr. Hebert shall receive total severance payments of $137,500, minus applicable withholdings, which represents six months’ pay. Mr. Hebert is also entitled to subsidized COBRA health insurance coverage from June 2026 through the earlier of (i) December 2026 and (ii) the time that Mr. Hebert obtains new employment, such that Mr. Hebert’s portion of the premium approximates his regular employee contribution premium.  The Hebert Severance Agreement also contains a general release in favor of the Company and provides that Mr. Hebert will continue to abide by the restrictive covenants in his Non-Competition and Non-Solicitation Agreement with the Company, including his agreement not to (i) solicit the Company’s employees, consultants or independent contractors or (ii) compete with the Company.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2025. The vesting provisions applicable to each outstanding RSU is described in the footnotes to the following table.

	Stock Awards
	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Michael Seifert	09/25/2023	27,500 (1)	28,325	—	—
Former President, Chief Executive Officer and Chairman of the Board(1)	02/01/2025	50,000 (1)	51,500	—	—
Randy Carlson	09/25/2023	6,667 (2)	6,867	—	—
Chief Technology Officer	01/26/2024	10,000 (2)	10,300	—	—
	02/01/2025	150,000 (3)	154,500	—	—
	11/12/2025	9,389 (4)	9,671	—	—
Michael Hebert	09/25/2023	16,667 (2)	17,167	—	—
Former Senior Vice President of People (5)	01/26/2024	16,667 (2)	17,167	—	—
	03/18/2024	16,667 (2)	17,167	—	—
	02/01/2025	150,000 (3)	154,500	—	—

(1)	Mr. Seifert forfeited all unvested RSUs as of his separation date.

(2)	The remainder of the RSU award will vest on September 25, 2026, subject to the individual’s continued employment with the Company.

(3)
One-third of the RSU award vested on February 1, 2026, one-third of the RSU award will vest on February 1, 2027, and one-third of the RSU award will vest on February 1, 2028, subject to the individual’s continued employment with the Company.

(4)	The remainder of the RSU award vested on January 1, 2026.

(5)
Mr. Hebert served as our Chief Operating Officer until his appointment as Senior Vice President of People, effective January 6, 2026. Mr. Herbert subsequently resigned as our Senior Vice President of People, effective May 31, 2026.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	2,943,067	(2)	—	(3)	888,476	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	2,943,067		—		888,476

(1)	Includes the Incentive Plan and the ESPP.

(2)	Consists of 2,943,067 RSUs that were outstanding as of December 31, 2025 that were issued under the Incentive Plan.

(3)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)
As of December 31, 2025, an aggregate of 888,476 shares of common stock were available for issuance under the Incentive Plan and the ESPP. The Incentive Plan provides that the number of shares available for issuance under the Incentive Plan shall increase on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, equal to the lesser of (i) 5% of the outstanding shares of all classes of Company stock on such date and (ii) the number of shares of the Company’s Class A common stock determined by the Board. The ESPP provides that the number of shares available for issuance under the ESPP shall increase on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, equal to the least of (i) 425,000 shares of Class A common stock, (ii) 1% of the outstanding shares of all classes of Company common stock on such date and (iii) a number of shares of Class A common stock determined by the Board. On January 1, 2026, the number of shares of Class A common stock available for issuance under the Incentive Plan increased by 2,485,862 shares pursuant to this provision and the number of shares of Class A common stock available for issuance under the ESPP was not increased. The increase to the Incentive Plan is not reflected in the table above.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You received these proxy materials because you owned shares of PSQ common stock as of June 8, 2026, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

Why does the Company need to hold an annual meeting of stockholders?

The Annual Meeting is being held, in part, to satisfy the annual meeting requirement of NYSE. Section 302 of the NYSE’s Listed Company Manual states that a listed company must have an annual stockholders’ meeting during each fiscal year. Further, pursuant to Section 211 of the Delaware General Corporation Law, Delaware corporations are required to hold an annual meeting for the election of directors.

How do I attend the Annual Meeting online?

We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online and submit questions during the meeting at www.virtualshareholdermeeting.com/PSQH2026. To enter the Annual Meeting, you will need the 16-digit control number included in your proxy card or voting instruction form. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PSQH2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, there were [●] shares of the Company’s Class A common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this proxy statement.

Each holder of Class A common stock is entitled to one vote per share of Class A common stock held. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 515 W Aspen Street Suite 200C, Bozeman, Montana 59715, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting that list of stockholders will be available for examination at www.virtualshareholdermeeting.com/PSQH2026.

How do I vote my shares without attending the Annual Meeting?

If on the record date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders of record also may attend the Annual Meeting virtually and vote during the Annual Meeting.

●
You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 8, 2026, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

●
You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 8, 2026, the day before the Annual Meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

●
You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on July 8, 2026, the day before the Annual Meeting.

When you vote by any of the above methods, you appoint Dusty Wunderlich, our Chief Executive Officer, and James Giudice, our Chief Legal Officer, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.

In addition, the proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this proxy statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. Stockholders holding shares in street name also may attend the Annual Meeting virtually and vote during the Annual Meeting.

How do I vote at the Annual Meeting?

We will be hosting the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PSQH2026 and vote and the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

●	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PSQH2026.

●	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/PSQH2026 on the day of the Annual Meeting.

●	Webcast starts at 11:00 a.m., Eastern Time.

●	You will need your 16-digit control number to enter the Annual Meeting.

●	Stockholders may submit questions while attending the Annual Meeting via the Internet.

●	Webcast replay of the Annual Meeting will be available until July 8, 2027.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

●	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

●	You may deliver a written notice that you are revoking your proxy to the Secretary of PSQ at 515 W Aspen Street Suite 200C, Bozeman, Montana; or

●	You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Question and Answer (“Q&A”) session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the Annual Meeting online?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Annual Meeting;

●	related to material non-public information of the Company, including the status or results of our business since our most recent Annual Report on Form 10-K;

●	related to any pending, threatened or ongoing litigation;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

●	substantially repetitious of questions already made by another stockholder;

●	in furtherance of the stockholder’s personal or business interests; or

●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chairman of the Annual Meeting or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please contact technical support as directed on the virtual meeting website.

How many votes do you need to hold the Annual Meeting?

Under our amended and restated bylaws, a quorum will be present if the holders of one-third in voting power of the issued and outstanding shares of the Company entitled to vote at the meeting is represented in person or by proxy at the Annual Meeting. In accordance with our amended and restated bylaws, the Board also has authorized stockholders and proxyholders not physically present at a meeting of stockholders to, by means of remote communication, be deemed present in person at a stockholders meeting. On the record date, there were [●] shares of common stock entitled to [●] votes in the aggregate. Therefore, for us to have a quorum, shares entitled to [●] votes must be represented by stockholders present at the Annual Meeting or represented by proxy. The holders of the Class A common stock vote on each of the proposals in this proxy statement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the meeting, present or represented, will have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

●	Proposal 1: To elect three Class III directors nominated by our Board and named in this proxy statement to serve until our 2029 annual meeting of stockholders;

●	Proposal 2: To ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2026;

●
Proposal 3:  To approve an amendment to our restated certificate of incorporation to effect a reverse stock split of our outstanding Class A common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-15, subject to and as determined by our Board of Directors; and

●	Proposal 4: To approve the Amended and Restated 2023 Stock Incentive Plan.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

What will happen if I do not vote my shares?

Stockholder of Record:    Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner:    Shares Registered in the Name of Broker or Bank. Brokers, banks or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposals 2 and 3 in this proxy statement are routine matters. Therefore, your broker has the discretion to vote your shares on Proposals 2 and 3 but does not have discretion to vote your shares on Proposal 1.

We encourage you to provide instructions to your bank or brokerage firm by following the instructions on your voting instruction form. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of Class III directors.

With respect to the election of the nominees for director, you may:

●	vote FOR the election of the three nominees for director;

●	WITHHOLD your vote for the three nominees for director; or

●	vote FOR the election of the three nominees for director except for one or more particular nominees.

Directors are elected by a plurality of the votes cast by the stockholders entitled to vote on the election at the Annual Meeting, meaning the three nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class III directors. Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee and will have no effect on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Proposal 2: Ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2026.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 2. For Proposal 2 to be approved, we must receive a FOR vote from the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting FOR or AGAINST on Proposal 2. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST Proposal 2 and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to Proposal 2 will have discretionary voting authority with respect to this matter.

Proposal 3: Approval of an amendment to our restated certificate of incorporation to effect a reverse stock split of our outstanding Class A common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-15, subject to and as determined by our Board of Directors.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 3. For Proposal 3 to be approved, we must receive a FOR vote from the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting FOR or AGAINST on Proposal 3. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST Proposal 3 and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to Proposal 3 will have discretionary voting authority with respect to this matter.

Proposal 4: Approval of the Amended and Restated 2023 Stock Incentive Plan.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 4. For Proposal 4 to be approved, we must receive a FOR vote from the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting FOR or AGAINST on Proposal 4. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to Proposal 4 will not have discretionary voting authority with respect to this matter. Therefore, a broker non-vote with respect to the approval of the Amended Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum.

How does the Board recommend that I vote?

The Board recommends that you vote FOR ALL director nominees, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

●	Proposal 1: FOR ALL director nominees;

●	Proposal 2: FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2026;

●	Proposal 3: FOR the Reverse Stock Split; and

●	Proposal 4: FOR the Amended and Restated 2023 Stock Incentive Plan.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this proxy statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

●	reduce the number of directors that serve on the Board; or

●	designate a substitute nominee.

If the Board designates a substitute nominee, the proxyholders will exercise their discretion as described above and vote for the substitute nominee.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors and employees may solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Why are we holding a virtual meeting?

We believe this format provides expanded access, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interests of the Company and our stockholders.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

How can I find out the results of the voting at the Annual Meeting?

Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How do I obtain a separate set of PSQ’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the proxy statement or the Annual Report mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the proxy materials at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the Annual Report are available on our investor relations website located at http://investors.publicsq.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

Whom should I call if I have any questions?

If you have any questions, would like additional PSQ proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, PSQ Holdings, Inc., by mail at 515 W Aspen Street Suite 200C, Bozeman, Montana 59715, by telephone at (754) 264-8701 or by email at investment@publicsq.com.

Can I submit a proposal for inclusion in the proxy statement for the 2027 annual meeting?

Our stockholders may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2027 annual meeting of stockholders by submitting their proposals in writing to the Secretary of PSQ in a timely manner. To be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders, stockholder proposals must:

●
be received by the Secretary of PSQ no later than the close of business on February 10, 2027 (which is the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for this Annual Meeting); and

●	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our amended and restated bylaws.

If we change the date of the 2027 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting of stockholders.

Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2027 annual meeting?

Our stockholders who wish to (a) nominate persons for election to the Board at the 2027 annual meeting of stockholders or (b) present a proposal at the 2027 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to PSQ Holdings, Inc., at 515 W Aspen Street Suite 200C, Bozeman, Montana 59715, Attention: Secretary, no earlier than March 11, 2027 and no later than April 10, 2027. However, if the 2027 annual meeting of stockholders is held earlier than June 9, 2027 or later than September 7, 2027, nominations and proposals must be received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (a) the 90th day prior to the 2027 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2027 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2027 annual meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 10, 2027. If the date of the 2027 annual meeting of stockholders is more than 30 days before or after the first anniversary of the Annual Meeting, then such notice must be provided by the later of the 60th day prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Where can I obtain a copy of the Company’s amended and restated bylaws?

A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws is also available at our corporate website at http://investors.publicsq.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to PSQ Holdings, Inc., 515 W Aspen Street Suite 200C, Bozeman, Montana 59715, Attention: Secretary.

OTHER MATTERS

This proxy statement and the Annual Report are available at our corporate website at http://investors.publicsq.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.virtualshareholdermeeting.com/PSQH2026, which does not have “cookies” that identify visitors to the site.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

As previously noted, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available at www.virtualshareholdermeeting.com/PSQH2026. The Annual Report does not include exhibits (other than certain certifications) but does include a list of exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, upon our receipt of the written request of that person, a copy of the exhibits to our Annual Report for a charge of 10 cents per page. Please direct your request to PSQ Holdings, Inc., 515 W Aspen Street Suite 200C, Bozeman, Montana 59715, Attn: Secretary.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations

PSQ Holdings, Inc.

515 W Aspen Street Suite 200C

Bozeman, Montana 59715

(754) 264-8701

investment@publicsq.com

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy card and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

The Board of Directors of PSQ Holdings, Inc.

Bozeman, Montana

June 11, 2026

APPENDIX A

PROPOSED AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION OF

PSQ HOLDINGS, INC.

REVERSE STOCK SPLIT

The amendment would provide that Article FOURTH of the Restated Certificate of Incorporation be amended and restated to read in its entirety as follows:

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 590,000,000 shares, consisting of (a) 540,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), which shall be designated into two series consisting of (i) 500,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 40,000,000 shares of Class C common stock (the “Class C Common Stock” and together with the Class A Common Stock, the “Common Stock”), and (b) 50,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). For the avoidance of doubt, the naming of any series of Common Stock as a “Class” shall not in any manner alter the fact that such series is a series of capital stock and not a class of capital stock for purposes of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation or the Bylaws. Effective immediately upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of Class B Common Stock of the Corporation, par value $0.0001 per share (the “Prior Class B Common Stock”), that was issued and outstanding immediately prior to the filing of this Restated Certificate of Incorporation, was automatically, without any further action of the holder thereof or the Corporation, reclassified as, and converted into, one share of Class A Common Stock. All certificates previously representing shares of Prior Class B Common Stock represent the corresponding number of shares of Class A Common Stock.

Upon the filing and effectiveness (the “Reverse Stock Split Effective Time”) pursuant to the General Corporation Law of the State of Delaware of the Certificate of Amendment to this Restated Certificate of Incorporation, each [number between and including 5 and 15] shares of Class A Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, automatically and without any further action on the part of the Corporation or any of the respective holders thereof, be reclassified, combined and converted into one (1) fully paid and nonassessable share of Class A Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The reclassification of the Class A Common Stock shall be deemed to occur at the Reverse Stock Split Effective Time. From and after the Reverse Stock Split Effective Time, certificates representing Class A Common Stock prior to such reclassification shall represent the number of shares of Class A Common Stock into which such Class A Common Stock prior to such reclassification shall have been reclassified pursuant to the Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, any stockholder who would otherwise be entitled to receive a fractional share of Class A Common Stock shall instead be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of the Class A Common Stock on the Reverse Stock Split Effective Date as reported on The New York Stock Exchange, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

APPENDIX B

PSQ HOLDINGS, INC.

AMENDED AND RESTATED 2023 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Amended and Restated 2023 Stock Incentive Plan (the “Plan”) of PSQ Holdings, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest (“Affiliates”), as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) (“Service Providers”, and “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means a grant under the Plan of Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee (as defined in Section 3(a)) need not treat Participants uniformly.

3. Administration and Delegation

(a) Administration. The Plan will be administered by a committee of the Board consisting of two or more non-employee directors designated by the Board, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, which shall be the Compensation Committee of the Board (the “Committee”) unless otherwise specified by the Board. The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Committee with respect to the Plan and any Awards shall be made in the Committee’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Committee may delegate any or all of its powers under the Plan to one or more subcommittees. All references in the Plan to the “Committee” shall mean the Committee, or the Delegated Persons referred to in Section 3(c), to the extent that the Committee’s powers or authority under the Plan have been delegated to such Delegated Persons.

(c) Delegation to Delegated Persons. Subject to any requirements of applicable law (including as applicable Sections 152(b) and 157(c) of the General Corporation Law of the State of Delaware), the Committee may, by resolution, delegate to one or more persons (including officers of the Company) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant Awards (subject to any limitations under the Plan) to eligible service providers of the Company and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix: (i) the maximum number of Awards, and the maximum number of shares issuable upon exercise thereof, that may be issued by such Delegated Persons, (ii) the time period during which such Awards, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum amount of consideration (if any) for which such Awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise thereof; and provided further, that no Delegated Person shall be authorized to grant Awards to ; and provided further, that no Delegated Person shall be authorized to grant Awards to any Service Provider who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Company.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to such number of shares of Class A common stock, $0.0001 par value per share, of the Company (the “Class A Common Stock”) as is equal to the sum of:

(A) 11,395,205 shares of Class A Common Stock; plus

(B) an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2027 and continuing for each fiscal year until, and including, January 1, 2033, equal to the lesser of (i) the number of shares of Common Stock equal to 5% of the outstanding shares of all classes of Company common stock on such date; and (ii) the number of shares of Class A Common Stock determined by the Board.

Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

(2) Additional Earnout Share Pool. Subject to adjustment under Section 10, Awards may be made for up to an additional 2,700,000 shares of Class A Common Stock (the “Earnout Pool”). Awards from the Earnout Pool shall be Earnout Equity Awards (as defined in the Agreement and Plan of Merger by and among the Company, Colombier-Liberty Acquisition, Inc., Colombier Sponsor, LLC and PSQ Holdings, Inc., dated as of February 27, 2023 (the “Merger Agreement”)) and shall be granted solely and exclusively to Deemed Equity Holders (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement. The terms of any Awards granted from the Earnout Pool shall be determined by the Board or Committee at the time of grant. The Earnout Pool shall be in addition to and shall not reduce the number of shares authorized for issuance under Section 4(a)(1) hereof and any shares of Class A Common Stock subject to Awards made from the Earnout Pool that become available again for the grant of Awards pursuant to Section 4(a)(3) hereof, shall only become available again under the Earnout Pool and shall not increase the number of shares authorized for issuance under Section 4(a)(1) hereof. In the event no Earnout Shares are released in accordance with the terms of the Merger Agreement, the Earnout Pool shall expire and be of no further force or effect. Shares issued under the Earnout Pool may consist of authorized but unissued shares or treasury shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Class A Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Class A Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent a Restricted Stock Unit or Other Stock-Based Award may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Class A Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Class A Common Stock not being issued (including as a result of an Award that was settleable either in cash or in stock actually being settled in cash), the unused Class A Common Stock covered by such Award shall again be available for the grant of Awards other than Incentive Stock Options; provided, however, that in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

(D) shares of Class A Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Class A Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards;

provided, however, that any shares of Class A Common Stock underlying Awards granted from the share reserve set forth in Section 4(a)(1) of the Plan may replenish only the share reserve set forth in Section 4(a)(1), and any shares of Class A Common Stock underlying Awards granted from the Earnout Pool may replenish only the share reserve in the Earnout Pool.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or the share limit set forth in Section 4(a)(2) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

(c) Limit on Awards to Non-Employee Directors. The maximum aggregate value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any calendar year, together with the amount of any cash fees or retainers paid during such calendar year, to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $750,000; provided, however, that such maximum aggregate amount shall not exceed $950,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of service; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

5. Stock Options

(a) General. The Committee may grant options to purchase Class A Common Stock (each, an “Option”) and determine the number of shares of Class A Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PSQ Holdings, Inc., any of PSQ Holdings, Inc.’s present or future Affiliates, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option. Subject to adjustment under Section 10, up to 5,700,000 shares of Class A Common Stock available for issuance under the Plan may be issued as Incentive Stock Options; provided that 2,700,000 shares out of this 5,700,000 total may only be granted as Earnout Equity Awards.

(c) Exercise Price. The Committee shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable option agreement. The exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date on which the Committee approves the grant of an Award under the Plan or such later date as may be specified by the Committee on the date the Committee approves the Award (the “Grant Date”) of the Class A Common Stock on the Grant Date. “Fair Market Value” of a share of Class A Common Stock as of a particular date for purposes of the Plan will be determined as follows:

(1) if the Class A Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on such date; or

(2) if the Class A Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on such date as reported by an over-the-counter marketplace designated by the Committee; or

(3) if the Class A Common Stock is not publicly traded, the Committee will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be reasonable (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

For any date that is not a trading day, the Fair Market Value of a share of Class A Common Stock for such date will be determined as if the Grant Date is the immediately preceding trading day.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic, and which may be provided to a third- party equity plan administrator) approved by the Committee, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Class A Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Class A Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for in cash or by check, payable to the order of the Company, or in such other manner as the Committee may permit in the applicable Option agreement or otherwise, which may include:

(1) by payment under a broker-assisted sale and remittance program;

(2) by delivery (either by actual delivery or attestation) of shares of Class A Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Class A Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee and (iii) such Class A Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(3) by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value of the Class A Common Stock on the date of exercise;

(4) by payment of such other lawful consideration as the Committee may determine; or

(5) by any combination of the above permitted forms of payment;

provided, however, that no Participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(g) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(h) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Committee may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Class A Common Stock or cash or a combination thereof (such form to be determined by the Committee) determined by reference to appreciation in the Fair Market Value of a share of Class A Common Stock from the Grant Date to the exercise date.

(b) Measurement Price. The Committee shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value of the Class A Common Stock on the Grant Date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Committee.

(e) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(f) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; Restricted Stock Units

(a) General. The Committee may grant issue Awards of shares of Class A Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award. The Committee may also grant Awards entitling the recipient to receive shares of Class A Common Stock or the cash value of shares of Class A Common Stock, subject to such vesting and performance conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award agreement (“Restricted Stock Units”). The Committee shall determine the terms and conditions of a Restricted Stock or Restricted Stock Unit Award, including the conditions for vesting and repurchase (or forfeiture).

(b) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or, if the Participant has died, to his or her Designated Beneficiary (as defined below).

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of, meeting the relevant performance conditions, and/or lapsing of any other restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Class A Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Committee) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Committee) of such number of shares or a combination thereof at the time specified in the Award agreement. The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.

(2) Stockholder Rights. A Participant shall have no voting or other stockholder rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. No dividends or dividend equivalents will accrue or be paid with respect to Restricted Stock Units unless the Award agreement for Restricted Stock Units provides Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Class A Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Class A Common Stock, as provided in the Award agreement, and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to the underlying Awards. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based Awards

(a) General. The Committee may grant other Awards of shares of Class A Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Class A Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Class A Common Stock or cash, as the Committee shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Class A Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9. Performance-Based Awards.

Any Award may be conditioned on the achievement of specified performance goals (a “Performance-Based Award”). An Award may be granted as a Performance-Based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or shares of Class A Common Stock of such Award. In connection with any Performance-Based Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Performance-Based Award has been earned. The Committee shall also have the authority to modify a performance period and/or adjust or waive the achievement of performance goals or measures for a Performance-Based Award.

10. Adjustments for Changes in Class A Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Class A Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, and the number and class of securities available for issuance under the Plan that may be issued as Incentive Stock Options under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise or measurement price per share of each outstanding Option or SAR, and (iv) the number of shares subject to and the repurchase price per share subject to each other outstanding Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Committee. Without limiting the generality of the foregoing, in the event the Company effects a split of the Class A Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Class A Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. No adjustment shall be made pursuant to this Section 10(a) in a manner that would cause an Incentive Stock Option to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Class A Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Class A Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards.

(A) In connection with a Reorganization Event, the Committee may, but shall not be obligated to, take any one or more of the following actions as to all or any (or any portion of) outstanding Awards on such terms as the Committee determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):

(i) provide that such Awards shall be assumed, converted or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion; provided that any assumption, conversion or substitution of an Option or SAR must be done in a manner consistent with Section 409A of the Code (and Section 424 of the Code if the Award is an Incentive Stock Option),

(ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice,

(iii) provide that outstanding Awards shall become vested, exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part, prior to or upon such Reorganization Event,

(iv) cancel outstanding Awards for cash payment of fair value of the underlying Class A Common Stock (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of value of the consideration to be paid in the Reorganization Event transaction to holders of Class A Common Stock (the “Acquisition Price”) (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate exercise of such Options or measurement price of such SARs; provided, that if the Acquisition Price or Fair Market Value per share (as determined by the Committee) does not exceed the exercise or measurement price of such Option or SAR, then the Option or SAR shall be canceled without any payment of consideration therefor,

(v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings), and

(vi) any combination of the foregoing.

In taking any of the actions permitted under this Section 10(b)(2)(A), the Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), to the extent required to avoid accelerated income recognition and/or tax penalties under Section 409A of the Code, if the applicable Award agreement provides that the payment date of an Award is determined solely by reference to a Reorganization Event, then no Reorganization Event will be deemed to have occurred upon an event described in Section 10(b)(1) unless the event would also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Incentive Stock Options, the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Class A Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Committee shall determine, subject to the limits set forth in Section 11(a), the effect on an Award of the disability, death, or other Separation from Service, authorized leave of absence or other change in the Service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights or receive any benefits under the Award. Except as otherwise provided in this Plan or an Award agreement, Service shall not be deemed terminated in the case of (i) transfers among the Company and any Affiliates in any Service Provider capacity; or (ii) any change in status so long as the individual remains in the Service of the Company or any Affiliate in any Service Provider capacity

(d) Designation of a Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries (“Designated Beneficiary”) to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form and in a manner approved by the Committee and shall be effective upon its receipt by the Company. In the absence of an effective designation by a Participant, the Participant’s estate will be the Designated Beneficiary.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver shares of Class A Common Stock or otherwise recognize ownership of Class A Common Stock under an Award. The Company may elect to satisfy its withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Class A Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s maximum statutory withholding obligations (based on maximum statutory withholding rates for federal, state and local tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 10(h) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of vesting, exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Committee determines that the action, taking into account any related action, does not as a whole materially and adversely affect the Participant’s rights under the Plan, (ii) the change is permitted under Section 10, or (iii) such amendment is necessary to comply with applicable law or stock exchange rules. The Committee may at any time provide that any Award shall become immediately vested, exercisable in whole or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable rules and regulations of the New York Stock Exchange or any other exchange or marketplace on which the Company stock is listed or traded (the “Exchange”) and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding Option, (3) cancel any outstanding option or SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than substitute Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Class A Common Stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled option or SAR, (4) cancel in exchange for a cash payment any outstanding Option or SAR with an exercise or measurement price per share above the then-current Fair Market Value of the Class A Common Stock, or (5) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

12. Miscellaneous

(a) No Right To Employment or Service. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued Service with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Class A Common Stock to be issued with respect to an Award until becoming the record holder of such shares. Awards and any compensation associated therewith are subject to recoupment, forfeiture, recovery or other action pursuant to any compensation recovery policy adopted by the Committee or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Committee or the Committee in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Award agreement will be automatically and unilaterally amended to comply with any such compensation recovery policy.

(c) Effective Date and Term of Plan. The Plan became effective July 19, 2023 (the “Effective Date”), which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). The Committee approved this amendment and restatement of the Plan on May 29, 2026, subject to stockholder approval. If the Company’s stockholders fail to approve the amended and restated Plan by December 31, 2026, the amended and restated Plan will be of no effect, and the prior terms of the Plan will apply. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment that would require stockholder approval under the rules of the Exchange may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Committee may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Committee determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan, or is necessary to comply with applicable law or stock exchange rules. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the Grant Date and (ii) it may not be exercised or settled (or otherwise result in the issuance of Class A Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Committee may, from time to time, establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Committee’s discretion under the Plan as the Committee deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All supplements adopted by the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted, the Awards and the Plan will be interpreted and administered in accordance with this intent. Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A. If payment under an Award is to be made within a designated period that does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated income recognition and/or tax penalties under Section 409A: (i) if any amount is payable under an Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service, and (ii) if the Participant is a specified employee as defined in Treasury Regulation § 1.409A-1(i) (“Specified Employee”), and if any amount shall be payable with respect to any Award as a result of the Participant’s Separation from Service, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (A) the date that is six months after the Participant’s Separation from Service or (B) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, Specified Employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A.

The Company makes no representations or warranties and shall have no liability to the Participant or any other person if any provisions of or payments, compensation, or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Committee’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

PRELIMINARY COPY DATED JUNE 1, 2026, SUBJECT TO COMPLETION

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PSQ HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

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1. Election of Directors	☐	☐	☐	______________________

Nominees:

01) James Celli
02) Davis Pilot III
03) Donald J. Trump, Jr.

The Board of Directors recommends you vote FOR the following proposals:

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